Exhibit 4.1

Execution Version

SEVENTH AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of April 12, 2018

among

WHITING PETROLEUM CORPORATION,

as Parent Guarantor,

WHITING OIL AND GAS CORPORATION,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

and

CAPITAL ONE, NATIONAL ASSOCIATION,

as Syndication Agents,

SUNTRUST BANK,

U.S. BANK NATIONAL ASSOCIATION,

ABN AMRO CAPITAL USA LLC

and

ROYAL BANK OF CANADA,

as Documentation Agents,

and

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,

MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED,

CAPITAL ONE, NATIONAL ASSOCIATION

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers,

and

JPMORGAN CHASE BANK, N.A.,

as Sole Bookrunner

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01	Terms Defined Above	1
Section 1.02	Certain Defined Terms	1
Section 1.03	Types of Loans and Borrowings	29
Section 1.04	Terms Generally; Rules of Construction	29
Section 1.05	Accounting Terms and Determinations; GAAP	30
Section 1.06	Interest Rates	30

ARTICLE II
THE CREDITS

Section 2.01	Commitments	30
Section 2.02	Loans and Borrowings	31
Section 2.03	Requests for Borrowings	32
Section 2.04	Interest Elections	32
Section 2.05	Funding of Borrowings	34
Section 2.06	Termination, Reduction and Increase of Aggregate Maximum Credit Amounts	34
Section 2.07	Borrowing Base	36
Section 2.08	Letters of Credit	39

ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01	Repayment of Loans	43
Section 3.02	Interest	43
Section 3.03	Alternate Rate of Interest	44
Section 3.04	Prepayments	45
Section 3.05	Fees	47

ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	48
Section 4.02	Presumption of Payment by the Borrower	49
Section 4.03	Payments and Deductions to a Defaulting Lender	49
Section 4.04	Disposition of Proceeds	52

ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01	Increased Costs	52
Section 5.02	Break Funding Payments	53
Section 5.03	Taxes	54
Section 5.04	Mitigation Obligations; Replacement of Lenders	57
Section 5.05	Illegality	58

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.01	Conditions to the Effectiveness of this Agreement	59
Section 6.02	Each Credit Event	61

i

Annexes, Exhibits and Schedules

Annex I	List of Maximum Credit Amounts

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Security Instruments
Exhibit F	Form of Assignment and Assumption
Exhibit G-1	Form of Maximum Credit Amount Increase Certificate
Exhibit G-2	Form of Additional Lender Certificate
Exhibit H	Form of Reserve Report Certificate
Exhibit I-1 – I-4	Forms of U.S. Tax Compliance Certificates

Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.13	Subsidiaries
Schedule 7.16	Swap Agreements
Schedule 9.02	Existing Debt
Schedule 9.03	Existing Liens
Schedule 9.05	Existing Investments
Schedule 9.14	Burdensome Agreements

THIS SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 12, 2018 is among: Whiting Petroleum Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Parent Guarantor”); Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); Bank of America, N.A., Wells Fargo Bank, National Association and Capital One, National Association, as syndication agents for the Lenders (collectively, in such capacity, together with their successors in such capacity, the “Syndication Agents”); and SunTrust Bank, U.S. Bank National Association, ABN AMRO Capital USA LLC and Royal Bank of Canada, as documentation agents for the Lenders (collectively, in such capacity, together with their successors in such capacity, the “Documentation Agents”).

R E C I T A L S

A. The Borrower, as borrower, the Parent Guarantor, as parent guarantor, JPMorgan, as administrative agent, and other financial institutions named and defined therein as lenders and agents entered into that certain Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 (as heretofore amended, modified or supplemented, the “Existing Whiting Credit Agreement”).

B. The Parent Guarantor and the Borrower have requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

C. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

D. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2020 Notes” has the meaning assigned to such term in the definition of “Existing Senior Notes”.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Debt” means, with respect to any specified Person: (a) Debt of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Debt is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; provided, however, that Debt of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or substantially contemporaneously with the consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and (b) Debt secured by a Lien encumbering any asset acquired by such specified Person.

“Act” has the meaning assigned to such term in Section 12.15

“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” is defined in the introductory paragraph of this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Syndication Agents and the Documentation Agents; and “Agent” means either the Administrative Agent, each of the Syndication Agents or each of the Documentation Agents, as the context requires.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be increased, reduced or terminated pursuant to Section 2.06. The initial Aggregate Maximum Credit Amounts is $1,750,000,000.

“Agreement” means this Seventh Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be zero for purposes of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent Guarantor or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, with respect to any ABR Loan or Eurodollar Loan or with respect to any commitment fee, as the case may be, the rate per annum set forth in the table below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	>25% but <50%	>50% but <75%	>75% but <90%	>90%
ABR Loans	.50%	.75%	1.00%	1.25%	1.50%
Eurodollar Loans	1.50%	1.75%	2.00%	2.25%	2.50%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

Each change in the Applicable Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, if the Borrower fails to deliver a Reserve Report pursuant to Section 8.11(a), and until such Reserve Report is delivered, then the “Applicable Margin” and the “Commitment Fee Rate” mean the rate per annum set forth on the table above when the Borrowing Base Utilization Percentage is at its highest level.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I; provided that if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon Commitments most recently in effect.

“Approved Counterparty” means (a) any Person that is a Lender or an Affiliate of a Lender and (b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher (at the time the Swap Agreement is entered into).

“Approved Electronic Platform” has the meaning assigned to it in Section 11.03(a).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) Cawley, Gillespie & Associates, Inc. and (d) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Arrangers” means each of JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith, Incorporated (or any other registered broker-dealer incorporated in the United States and wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Capital One, National Association and Wells Fargo Securities, LLC, in their respective capacity as a joint lead arrangers hereunder.

“Assignees” has the meaning assigned such term in Section 12.17.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Closing Date to but excluding the Termination Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Price Deck” means the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with Section 2.07(g) of this Agreement.

“Bankruptcy Event” means, with respect to any Person, an event such that a Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person; provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or a parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not result in an event described in (e) hereof.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to the Borrowing Base Adjustment Provisions.

“Borrowing Base Adjustment Provisions” means Section 2.07(e), Section 2.07(f) or Section 9.10 and any other provision hereunder which adjusts (as opposed to redetermines) the Borrowing Base.

“Borrowing Base Deficiency” occurs if at any time the total Credit Exposures exceeds the Borrowing Base then in effect.

“Borrowing Base Properties” means the Oil and Gas Properties of the Credit Parties included in the Initial Reserve Report and thereafter in the most recently delivered Reserve Report delivered pursuant to Section 8.11.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than thirty percent (30.0%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Guarantor, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Guarantor by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the board of directors of the Parent Guarantor nor (ii) appointed by directors so nominated, appointed or approved or (c) the failure of the Parent Guarantor to own, directly or indirectly, all of the issued and outstanding Equity Interests of the Borrower.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 5.02(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Closing Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the Mortgaged Properties and any other assets subject to a Lien under the Security Instruments.

“Collateral Coverage Requirement” means the requirement that the Mortgaged Properties represent at least 85% of the PV-9 value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Lender’s Commitment shall at any time be the least of (i) such Lender’s Maximum Credit Amount, (ii) such Lender’s Applicable Percentage of the Facility Amount and (iii) such Lender’s Applicable Percentage of the then effective Borrowing Base. The initial amount of each Lender’s Commitment is set forth on Annex I, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 12.04(b)(ii)(C) pursuant to which such Lender shall have assumed its Commitment.

“Commitment Fee Rate” means the applicable rate per annum set forth in the table “Borrowing Base Utilization Grid,” of the definition of Applicable Margin.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” means any competitor of the Parent Guarantor or any Subsidiary that is in one or more of the same or similar lines of business as the Parent Guarantor or any Subsidiary.

“Compliance Certificate” has the meaning assigned such term in Section 8.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means with respect to the Parent Guarantor and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Parent Guarantor and the Consolidated Subsidiaries after allowances for Taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following (without duplication): (a) the net income of any Person (including any Unrestricted Subsidiary) in which the Parent Guarantor or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent Guarantor and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Parent Guarantor or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of cash dividends or similar cash distributions by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any unusual and/or infrequently occurring non-cash gains or non-cash losses during such period and (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and provided further that if the Parent Guarantor or any Consolidated Subsidiary shall acquire or dispose of any material Property during such period or a Subsidiary shall be redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, disposition or redesignation, as if such acquisition, disposition or redesignation had occurred on the first day of such period. For the avoidance of doubt, the aggregate of the net income (or loss) attributable to any Unrestricted Subsidiaries shall be excluded in calculating Consolidated Net Income, except to the extent of the amount of dividends or distributions actually paid in cash during such period by any such Unrestricted Subsidiary to the Parent Guarantor or to a Restricted Subsidiary, as the case may be.

“Consolidated Subsidiaries” means each Restricted Subsidiary of the Parent Guarantor (whether now existing or hereafter created or acquired) the financial statements of which are consolidated with the financial statements of the Parent Guarantor in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Credit Party” means the Parent Guarantor and each of its Restricted Subsidiaries, including the Borrower.

“Debt” means, for any Person, the sum of the following (without duplication): (a) the principal amount of all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) obligations of such Person to pay the deferred purchase price of Property or services (other than (i) trade and similar accounts payable that do not constitute “Debt” under any other clause in this definition, (ii) accrued expenses arising in the ordinary course of business and employee compensation and accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business, (iii) earn-outs and holdbacks and (iv) customer advances); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise to be secured by) a Lien on any Property of such Person, whether or not such Debt has been assumed by such Person, provided that the amount of Debt for purposes of clause (f) shall be an amount equal to the lesser of the unpaid amount of such Debt and the fair market value of the encumbered Property; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others or financial covenants of others or to purchase the Debt of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock of such Person; and (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Notwithstanding the foregoing, “Debt” shall not include: (A) indebtedness that has been defeased and/or discharged in accordance with its terms (including by the deposit of cash and/or securities for subsequent application to the repayment of such indebtedness), (B) obligations under Swap Agreements, (C) the obligations of the Borrower to make payments of net proceeds from the sale of production of Hydrocarbons pursuant to the net profits interest conveyed to the Trusts pursuant to the Trust Agreements, (D) indebtedness owing to the Parent Guarantor by any Restricted Subsidiary or indebtedness owing to any Restricted Subsidiary by the Parent Guarantor or another Restricted Subsidiary or (E) interest, fees, premium or expenses, if any, relating to the principal amount of indebtedness. For all purposes of this Agreement, the amount of Debt of the Parent Guarantor and its Restricted Subsidiaries shall be calculated without duplication of guarantee obligations of the Parent Guarantor or any Restricted Subsidiary in respect thereof.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent that (a) has failed to fund any portion of its Loans or participations in Letters of Credit within two (2) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed within three (3) Business Days after request by the Administrative Agent, to certify in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit provided such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) has become the subject of a Bankruptcy Event or a Bail-In Action or has a direct or indirect parent company that has become the subject of a Bankruptcy Event or a Bail-In Action.

“Deposit Account” has the meaning assigned to such term in the UCC.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations outstanding under this Agreement (other than contingent obligations) and all of the Commitments are terminated.

“Disqualified Institutions” means (a) those Competitors and Affiliates of Competitors identified on the DQ List made available to the Lenders on an Approved Electronic Platform on the Closing Date (as such list may be supplemented from time to time by the Borrower pursuant to clause (b) below) and (b) any other Competitor or Affiliate of a Competitor identified by name in writing to the Administrative Agent after the Closing Date, which designation shall become effective three (3) Business Days after the date that such written designation to the Administrative Agent is made available to the Lenders on an Approved Electronic Platform (and the Administrative Agent hereby agrees to make such written designation so available promptly after receipt thereof from the Borrower), but which shall not apply retroactively to disqualify any Persons that have previously acquired or entered into a trade for a participation interest in, or taken an assignment of, any Loans and/or Commitments, or who was designated a Competitor of the Borrower before such designation was made available to the Lenders on an Approved Electronic Platform; provided that a Person that would be a Disqualified Institution pursuant to clause (a) or (b) above shall not constitute a Disqualified Institution if (i) such Person is a bank, financial institution, bona fide debt fund or investment vehicle that is engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding, or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course of business and (ii) (A) no Competitor or Affiliate described in the foregoing clause (a) or (b) directly or indirectly possesses the power to direct or cause the direction of the investment policies of such entity, (B) no investment vehicle managed or advised by such a Competitor or Affiliate makes investment decisions for such entity and (C) the managers of such entity are not involved with the equity investment decisions of any such Competitor or Affiliate; provided further that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time. For purposes of this definition, no Affiliate of a Competitor identified on the DQ List shall be a Disqualified Institution unless such Affiliate is also identified pursuant to clause (a) or (b) above or such Affiliate is clearly identifiable solely on the basis of the similarity of its name to a Competitor set forth on the DQ List. The Borrower shall deliver the DQ List and any modifications thereto to the Administrative Agent via email to JPMDQ Contact@jpmorgan.com. If the DQ List or any modifications thereto are not delivered to the Administrative Agent in accordance with the foregoing sentence then the DQ List on such update, as applicable, shall be deemed not received by the Administrative Agent and shall not be effective.

“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“Documentation Agents” is defined in the introductory paragraph of this Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“DQ List” has the meaning assigned to this term in Section 12.04(b)(iv).

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following to the extent deducted in calculating Consolidated Net Income in such period but without duplication: (a) interest, (b) Taxes on or measured by income (including franchise taxes imposed in lieu of income taxes), (c) depreciation, (d) depletion, (e) amortization, (f) exploration expenses, (g) all non-

cash charges arising from the write-off of intangible assets, (h) all other non-cash losses, charges, expenses or other items, (i) all non-recurring cash losses, charges or expenses (including those resulting from restructurings, divestitures and severances), (j) all unusual and/or infrequently occurring losses and (k) all fees, costs, expenses and losses incurred during such period in connection with any issuance, incurrence or repayment of Debt, any discontinued operations, any issuance of Equity Interests, any Investment and any acquisition, in each case to the extent permitted hereunder and not to exceed in the aggregate $25,000,000 during any period of four consecutive fiscal quarters. For any such period during which any acquisition permitted hereunder is consummated, EBITDAX shall be calculated on a pro forma basis as if such acquisition had been consummated at the commencement of such period.

“ECP” means any Person who qualifies as an “eligible contract participant” under Section 2(e) of the Commodity Exchange Act.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any credit institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Parent Guarantor or any other Credit Party is conducting, or at any time has conducted, business, or where any Property of the Parent Guarantor or any other Credit Party is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest (other than any Debt security which by its terms is convertible at the option of the holder into Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower, Parent Guarantor or any other Credit Party would be a “single employer” within the meaning of section 4001(14) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means: (a) Liens on any Property, including Oil and Gas Properties, for Taxes, assessments or other governmental charges or levies which are not delinquent for more than 120 days or thereafter can be paid without penalty or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension, retirement or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction, customs authorities or other like Liens on Property (including Oil and Gas Properties), arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not more than 120 days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) the terms of the oil and gas leases and lease burdens payable to third parties which are deducted in the calculation of discounted Present Value in the Reserve Report including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest; (e) contractual Liens on Property (including Oil and Gas Properties), which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent for more than 120 days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent Guarantor or any other Credit Party or materially impair the value of such Property subject thereto; (f) Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board and no such deposit account is intended by the Parent Guarantor or any other Credit Party to provide collateral to the depository institution, (ii) in the ordinary course of business in connection with intercompany cash pooling, interest set-off and/or sweeping arrangements and (iii) of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection; (g) easements, restrictions, servitudes, permits, conditions, covenants, minor defects or irregularities in title and other encumbrances on title to real property, exceptions or reservations in any Property, including any Oil and Gas Property, of the Parent Guarantor or any other Credit Party for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent Guarantor or any other Credit Party or materially impair the value of such Property subject thereto; (h) Liens on cash, cash equivalents, deposits or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (i) appeal bond, judgment, attachment and other similar Liens on any Property, including Oil and Gas Properties, not giving rise to an Event of Default; (j) consents to assignment, preferential rights to purchase, and similar contractual provisions regarding Oil and Gas Properties; and (k) Liens on Property, including Oil and Gas Properties, arising from precautionary UCC filings; provided, further that no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Deposit Account” means Deposit Accounts (as defined under the Uniform Commercial Code) the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of the Parent Guarantor or any Subsidiary, (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 or otherwise on behalf of or for the benefit of employees of the Parent Guarantor or any Subsidiary, (c) amounts set aside for payroll and the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Parent Guarantor or any Subsidiary and/or (d) amounts held for the benefit of one or more third parties whether as trustee, in a fiduciary capacity or otherwise.

“Excluded Subsidiaries” means (a) Whiting Programs, Inc., a Delaware corporation, (b) any Subsidiary that is a captive insurance company, (c) any Subsidiary that is a special purpose entity for asset securitization, structured finance or other off balance sheet purposes and with respect to which becoming a Subsidiary Guarantor would violate requirements set forth in its organizational documents, debt agreements or applicable law, (d) any Subsidiary prohibited by applicable law from becoming a Subsidiary Guarantor, (e) any joint venture Subsidiary to the extent its organizational documents prohibit it from becoming a Subsidiary Guarantor, (f) any FSHCO or Domestic Subsidiary of a Foreign Subsidiary (other than any such Domestic Subsidiary with respect to which each direct and indirect foreign parent entity is a Disregarded Entity), (g) each Restricted Subsidiary that is prohibited by any applicable Contractual Obligation or applicable law from becoming a Subsidiary Guarantor at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to become a Subsidiary Guarantor at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), (h) each acquired Domestic Subsidiary in connection with which secured Permitted Acquired Debt exists and each Restricted Subsidiary thereof that guarantees such Debt to the extent and so long as the financing documentation relating to such Permitted Acquired Debt prohibits such acquired Domestic Subsidiary and/or its Restricted Subsidiaries from becoming a Subsidiary Guarantor, (i) any Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of causing such Subsidiary to become a Subsidiary Guarantor shall be excessive in view of the benefits to be obtained by the Lenders therefrom, and (j) each Unrestricted Subsidiary; provided that, in the case of clause (c), (d), (g), (h) or (i) if the relevant restriction merely limits the amount of any guarantee, then such Subsidiary shall not be an Excluded Subsidiary but its guarantee shall be appropriately limited to the maximum amount permitted under such applicable restriction.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party with respect to, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guaranty thereof or other agreement or undertaking agreeing to guaranty, repay, indemnify or otherwise be liable therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty obligation or other liability of such Credit Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Credit Party is a “financial entity,” as defined in section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the guaranty obligation or other liability of such Credit Party becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty obligation or other liability or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b)), U.S. Federal withholding Taxes imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 5.03(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 5.03(a), (c) Taxes attributable to such recipient’s failure to comply with Section 5.03(e), and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means any letters of credit that remain outstanding under the Existing Whiting Credit Agreement on the Closing Date.

“Existing Senior Notes” means, collectively, the following issued and outstanding senior notes of the Parent Guarantor: $562.1 million of 1.25% Convertible Senior Notes due 2020 (the “2020 Notes”); $873.6 million of 5.750% Senior Notes due 2021; $408.3 million of 6.25% Senior Notes due 2023; and $1.0 billion of 6.625% Senior Notes due 2026.

“Existing Whiting Credit Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“Exiting Lender” has the meaning assigned such term in Section 12.17.

“Facility” means the Commitments and the Loans and Letters of Credit issued thereunder.

“Facility Amount” means $3,000,000,000.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Parent Guarantor.

“Financial Statements” means the financial statement or statements of the Parent Guarantor and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary that owns (directly or through its Subsidiaries) no material assets other than the Equity Interests of or Debt issued by any Subsidiary (or Subsidiaries) of the Parent Guarantor that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means the Parent Guarantor and each Subsidiary Guarantor.

“Guaranty and Collateral Agreement” means an agreement executed by the Guarantors in form and substance reasonably acceptable to the Administrative Agent.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indentures” means, collectively, (a) that certain Senior Indenture, dated September 12, 2013, among the Parent Guarantor, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, as amended, supplemented and otherwise modified by (i) that certain First Supplemental Indenture, dated September 12, 2013, among the Parent Guarantor, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, (ii) that certain Second Supplemental Indenture, dated September 12, 2013, among the Parent Guarantor, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.750% Senior Notes due 2021, (iii) that certain Third Supplemental Indenture, dated September 26, 2013, among the Parent Guarantor, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.750% Senior Notes due 2021, (iv) that certain Supplemental Indenture and Amendment – Subsidiary Guarantee, dated as of December 11, 2014 among the Parent Guarantor, the guarantors party thereto and the Bank of New York Mellon Trust Company, N.A., as Trustee, providing for additional guarantors with respect to the 5.750% Senior Notes due 2021, (v) that certain Fourth Supplemental Indenture, dated March 27, 2015, among the Parent Guarantor, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.250% Senior Notes due 2023, and (vi) that certain Fifth Supplemental Indenture dated December 27, 2017, among the Parent Guarantor, the guarantors party thereto and the Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.625% Senior Notes due 2026; (b) that certain Indenture, dated March 27, 2015 among the Parent Guarantor, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 2020 Notes, as amended, supplemented and otherwise modified; (c) the indentures, supplemental indentures or other agreements under or pursuant to which the Senior Notes are issued; and (d) any indentures under or pursuant to which any Permitted Additional Senior Notes are issued.

“Information” has the meaning assigned to such term in Section 12.11.

“Initial Reserve Report” means the Reserve Report delivered by the Borrower on January 1, 2018.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender twelve months) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for dollars) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person; (b) the making of any loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt of any other Person. For purposes of covenant compliance, the amount of any Investment by any Person outstanding at any time shall be the amount actually invested (measured at the time invested), net of any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto from time to time.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and such other Lenders as may agree with the Borrower from time to time to be issuers of Letters of Credit. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JPMorgan” is defined in the introductory paragraph of this Agreement.

“LC Commitment” at any time means Fifty Million dollars ($50,000,000) or, if less, the aggregate Commitments.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Annex I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise, and any Person that shall have become a party hereto as an Additional Lender pursuant to Section 2.06(c). Unless the context otherwise requires, the term ‘Lenders” includes the Issuing Bank.

“Letter of Credit” means (a) each of the Existing Letters of Credit and (b) any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be zero for the purposes of this Agreement.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a financing lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. For the avoidance of doubt, “Lien” shall not include customary gas balancing agreements or the interest of a lessor under an operating lease. For the purposes of this Agreement, the Parent Guarantor and the Credit Parties shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or leases under a financing lease pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, any agreements entered into in connection herewith by the Borrower or any other Credit Party with or in favor of the Administrative Agent and/or the Lenders, including the Notes, if any, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments and any amendments, modifications or supplements thereto or waivers thereof.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lender” means, at any time while no Loans or LC Exposure are outstanding, Lender having more than fifty percent (50.0%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure are outstanding, Lender holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or financial condition of the Parent Guarantor and the other Credit Parties taken as a whole, (b) the ability of the Borrower or any Guarantor to perform any of its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any Loan Document against the Credit Parties or (d) the rights and remedies against the Credit Parties of, or benefits available to, the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document; provided, however, no Material Adverse Effect shall be deemed to have occurred in respect of any changes or effects in connection with events or circumstances disclosed in any annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K filed with the SEC at least ten (10) Business Days prior to the Closing Date.

“Material Domestic Subsidiary” means, as of any date, any Domestic Subsidiary that (a) is a Wholly-Owned Subsidiary and (b) together with its Subsidiaries, owns Property (after the elimination of intercompany items) which represents more than 5% of the consolidated assets of the Credit Parties as would be shown in the most recently delivered consolidated quarterly financial statements of the Credit Parties.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit and Debt owed to any Credit Party), or obligations in respect of one or more Swap Agreements, of any one or more Credit Parties in an aggregate principal amount exceeding $100,000,000, but excluding Debt to the extent permitted by Section 9.02(c) and/or Section 9.02(e). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Guarantor or any other Credit Party in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Maturity Date” April 12, 2023; provided that if at any time and for so long as any Senior Notes (other than the 2020 Notes) have a maturity date on any date prior to 91 days after April 12, 2023, the Maturity Date shall be the date that is 91 days prior to the maturity date of such Senior Notes (the “Springing Maturity Date”).

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amount”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), (b) increased from time to time pursuant to Section 2.06(c) or (c) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Maximum Credit Amount Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(E).

“Money Laundering Laws” means any law governing conduct or acts designed in whole or in part to conceal or disguise the nature, location, source, ownership or control of money (including currency or equivalents, e.g., checks, electronic transfers, etc.) to avoid a transaction reporting requirement under state or federal law or to disguise the fact that the money was acquired by illegal means.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Properties” means Property owned by the Borrower or any Guarantor which is subject to the Liens under the terms of the Security Instruments.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Debt” means any Debt of any Unrestricted Subsidiary, in each case in respect of which: (a) the holder or holders thereof (i) shall have recourse only to, and shall have the right to require the obligations of such Unrestricted Subsidiary to be performed, satisfied, and paid only out of, the Property of such Unrestricted Subsidiary and/or one or more of its Subsidiaries and (ii) shall have no direct or indirect recourse (including by way of guaranty, support or indemnity) to any Credit Party or to any Property of any Credit Party, whether for principal, interest, fees, expenses or otherwise (it being understood that recourse against any Credit Party or any Property of any Credit Party solely in circumstances customarily excluded by lenders from exculpation provisions in non-recourse financings shall not, without more, cause Debt to be outside the scope of the term “Non-Recourse Debt”); and (b) the terms and conditions relating to the non-recourse nature of such Debt are in form and substance reasonably acceptable to the Administrative Agent.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be zero for purposes of this Agreement.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such

Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Organizational Documents” means, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and limited liability company agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” means, with respect to the Administrative Agent, Lender, or Issuing Bank, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit, or Loan Document).

“Other Taxes” means any and all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document other than any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Guarantor” is defined in the introductory paragraph of this Agreement.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Payment in Full” means (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder have been paid in full, (c) all Letters of Credit have expired or been terminated, in each case, without any pending draw, or been cash collateralized or backed by a standby letter of credit from a financial institution reasonably satisfactory to the Issuing Bank and (d) all LC Disbursements have been reimbursed.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquired Debt” means Acquired Debt of the Parent Guarantor or any Restricted Subsidiary so long as (a) the Fixed Charge Coverage Ratio (as defined in the Fifth Supplemental Indenture dated December 27, 2017, among the Parent Guarantor, the guarantors party thereto and the Bank of New York Mellon Trust Company, N.A., as Trustee) for the Parent Guarantor’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Acquired Debt is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred at the beginning of such four-quarter period; (b) upon giving effect to the incurrence of such additional Acquired Debt, no Default or Event of Default shall have occurred and be continuing; and (c) the Borrower shall be in compliance, on a pro forma basis upon giving effect to the incurrence of such Acquired Debt (including any related pro forma adjustments), with the covenants set forth in Section 9.01, as such covenants are recomputed as at the last day of the most recently ended fiscal quarter as if such Acquired Debt had been incurred on the first day of such fiscal quarter.

“Permitted Additional Senior Notes” means any unsecured senior, senior subordinated or subordinated Debt issued after the Closing Date by the Borrower or a Guarantor under Section 9.02(g).

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to purchase or refinance, other Debt (the “Refinanced Debt”); to the extent that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including make-whole payments and premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the later of (A) the stated maturity of the Refinanced Debt and (B) 180 days after the Maturity Date and an average life no shorter than the average life of the Refinanced Debt or the Facility; (c) such new Debt has a market rate of interest; (d) such new Debt is on prevailing market terms for similarly situated issuers and (e) the obligors with respect to such new Debt do not include any Persons that were not obligors with respect to such Refinanced Debt, except that Credit Parties may be added as additional obligors.

“Person” means any natural person, corporation (including a business trust), limited liability company, trust, joint stock company, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any of (a) an “employee benefit plan”, as defined in section 3(3) of ERISA, that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies and (c) any Person whose assets (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Present Value” means, as of any date of determination, the PV-9 attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries; provided that to the extent Proved Developed Producing Reserves constitute less than 65% of PV-9, such other assets shall be excluded from the Borrowing Base.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent in a manner consistent with such determination made by the Administrative Agent generally under other credit facilities under which it acts as administrative agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent in a manner consistent with such determination made by the Administrative Agent generally under other credit facilities under which it acts as administrative agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proved Developed Producing Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“PV-9” means, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the Present Value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent in accordance with Section 2.07(g) of this Agreement. PV-9 shall be adjusted to give effect to the Swap Agreements permitted by this Agreement as in effect on the date of such determination.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, any Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, satisfaction, discharge, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt, but excluding, for the avoidance of doubt, any conversion of convertible Debt into Equity Interests in accordance with its terms. “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Redtail Disposition” means the sale of the Oil and Gas Properties of the Borrower (and/or one or more of its Affiliates, as applicable) located in the Redtail field in the Denver Julesburg Basin in Weld County, Colorado and certain related assets and liabilities (including any liabilities in connection with minimum volume commitment agreements), provided that the consideration received in respect of such sale is equal to or greater than the fair market value of such Oil and Gas Properties and related assets and liabilities. For the avoidance of doubt, the Redtail Disposition may or may not occur.

“Refinanced Debt” has the meaning assigned such term in the definition of “Permitted Refinancing Debt”.

“Register” has the meaning assigned such term in Section 12.04(b)(v).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.09(a).

“Required Lender” means, at any time while no Loans or LC Exposure are outstanding, Lender having at least sixty six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure are outstanding, Lender holding at least sixty six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans or participation interests in such Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Parent Guarantor and the Credit Parties, together with a projection of the rate of production and future net income, Taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon reasonable economic assumptions and consistent with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent in accordance with Section 2.07(g).

“Reserve Report Certificate” means a certificate of a Responsible Officer in substantially the form of Exhibit H attached hereto certifying as to the matters set forth in Section 8.11(c).

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Parent Guarantor.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Parent Guarantor or any other Credit Party, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent Guarantor or any other Credit Party or any option, warrant or other right to acquire any such Equity Interests. For the avoidance of doubt, any conversion of convertible Debt into Equity Interests in accordance with its terms shall not constitute a “Restricted Payment”.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor that is not an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.

“Sale” has the meaning given to this term in Section 9.10.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Obligations” means any and all amounts owing or to be owing by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Person under any Swap Agreement between the Parent Guarantor, the Borrower or any other Credit Party and such Person if either (i) at the time such Swap Agreement was entered into, such Person was a Lender or Affiliate of a Lender hereunder or (ii) such Swap Agreement was in effect on the Closing Date and such Person or its Affiliate was a Lender on the Closing Date, in each case, after giving effect to all netting arrangements relating to such Swap Agreements; (c) obligations under all Treasury Management Agreements with any Lender or any Affiliate of a Lender; and (d) all renewals, extensions and/or rearrangements of any of the above.

“Securities Account” has the meaning assigned to such term in the UCC.

“Security Instruments” means the Guaranty and Collateral Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or identified in Exhibit E, and any and all other agreements or instruments, now or hereafter executed and delivered by the Borrower or any Guarantor (other than Swap Agreements and Treasury Management Agreements) as security for the payment or performance of the Secured Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Security Requirements” means the guaranty and collateral requirements set forth in Section 8.13 and in any other Security Instrument.

“Senior Notes” means the Existing Senior Notes, any Permitted Additional Senior Notes and any Permitted Refinancing Debt in respect thereof.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person, any other Person of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” means:

(a) each Subsidiary that guarantees the Secured Obligations pursuant to Section 8.13(c); but

(b) excludes any Person whose guarantee has been released pursuant to the terms of the Guaranty and Collateral Agreement.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that “Swap Agreement” shall exclude: (a) any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or any of its Subsidiaries; (b) any contract for the future sale and/or delivery of physical quantities of Hydrocarbons; or (c) put or call options or cap or floor transactions with respect to Hydrocarbons that are entered into solely for hedging, and not for speculative, purposes and do not subject the Borrower or any Guarantor to any obligation thereunder other than the payment of the applicable premium for any such put or call option or cap or floor transaction.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Syndication Agents” is defined in the introductory paragraph of this Agreement.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income Taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Total Debt” means, at any date, all Debt of the Parent Guarantor and the Consolidated Subsidiaries on a consolidated basis, excluding (i) non-cash obligations under or as a result of the application of FASB Statement of Financial Accounting Standards No. 815 or otherwise and (ii) all obligations of such Persons to pay the deferred purchase price of Property or services (other than (A) trade and similar accounts payable that do not constitute “Debt” under any other clause in the definition of “Debt”, (B) accrued expenses arising in the ordinary course of business and employee compensation and accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business, (C) earn-outs and holdbacks and (D) customer advances) from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

“Total Net Debt” means Total Debt less unrestricted cash and cash equivalents.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under the Guaranty and Collateral Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Treasury Management Agreements” means any agreements regarding bank services provided to any Credit Party for commercial credit cards and treasury management services, including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services.

“Trust Agreements” means (i) the Amended and Restated Trust Agreement, dated April 30, 2008, among Borrower, Equity Oil Company, Trustee and Wilmington Trust Company, (ii) the Conveyance of Net Profits Interest, dated April 30, 2008, from Borrower and Equity Oil Company to Trustee, (iii) the Administrative Services Agreement, dated April 30, 2008, by and between Borrower and Whiting USA Trust I, (iv) the Registration Rights Agreement, dated April 30, 2008, by and between Parent Guarantor and Trustee, (v) the Amended and Restated Trust Agreement, dated March 28, 2012, among Borrower, Trustee and Wilmington Trust, National Association, (vi) the Conveyance and Assignment, dated March 28, 2012, from Borrower to Trustee, and (vii) the Administrative Services Agreement, dated March 28, 2012, by and between Borrower and Whiting USA Trust II.

“Trustee” means The Bank of New York Mellon Trust Company, N.A.

“Trusts” means Whiting USA Trust I and Whiting USA Trust II, each a Delaware statutory trust.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Unrestricted Subsidiary” means any Subsidiary of the Parent Guarantor designated as such on Schedule 7.13 or which the Parent Guarantor has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.16.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned such term in Section 5.03(e)(ii)(B)(3).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Parent Guarantor or one or more of the Wholly-Owned Subsidiaries or are owned by the Parent Guarantor and one or more of the Wholly-Owned Subsidiaries.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. When the performance of any covenant, duty or obligation (other than a payment obligation) is stated to be due or performance required on a day that is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VIII, IX or X under this Agreement being exceeded solely as a result of changes in currency exchange rates after the time such basket utilization occurs or other measurement is made (so long as such basket utilization or other measurement, at the time incurred or made, was permitted hereunder).

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP. If at any time any change in GAAP or in the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Majority Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP without giving effect to such change. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of compliance with the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat operating leases and Capital Leases in a manner consistent with their current treatment under GAAP as of the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter, including, for the avoidance of doubt, any future phase-in of changes to GAAP contemplated by amendments to GAAP that have been adopted as of the Closing Date (it being understood that financial statements shall be prepared without giving effect to this sentence).

Section 1.06 Interest Rates.The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or, except as otherwise expressly provided in this Agreement, any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.

ARTICLE II

THE CREDITS

Section 2.01 Commitments.

(a) Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (ii) the total Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

(b) On the Closing Date (or as soon as practicable with respect to (ii)):

(i) the Borrower shall pay all accrued and unpaid commitment fees, break funding fees under Section 5.02 and all other fees that are outstanding under the Existing Whiting Credit Agreement for the account of each “Lender” under the Existing Whiting Credit Agreement; and

(ii) the Administrative Agent shall use reasonable efforts to cause each “Lender” under the Existing Whiting Credit Agreement to deliver to the Borrower as soon as practicable after the Closing Date the Note issued by the Borrower to it under the Existing Whiting Credit Agreement, marked “canceled” or an affidavit that such note has been lost and (in any event) has been canceled.

It is the intent of the parties hereto that, as of the Closing Date, this Agreement amends and restates in its entirety the Existing Whiting Credit Agreement and re-evidences the obligations of the Borrower outstanding thereunder. On the Closing Date, the commitments, loans and participation interests of the lenders under the Existing Whiting Credit Agreement are assigned and reallocated among the Lender under this Agreement as set forth on Annex I. This Agreement shall not constitute a novation of the obligations and liabilities under the Existing Whiting Credit Agreement or evidence repayment of any such obligations and liabilities. All loans, letters of credit and other indebtedness, obligations and liabilities outstanding under the Existing Whiting Credit Agreement on such date shall continue to constitute Loans, Letters of Credit and other obligations and liabilities under this Agreement. The “Lenders” under the Existing Whiting Credit Agreement that are Lenders hereunder waive any notice required under the Existing Whiting Credit Agreement to the extent that such notice relates to the voluntary prepayments under the Existing Whiting Credit Agreement contemplated hereby.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lender ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. So long as doing so would not result in any increased costs to which the Borrower would be responsible for under Section 5.01, each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that, an ABR Borrowing may be in a lesser aggregate amount that is equal to the entire unused balance of the Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

(d) Notes. If requested by a Lender, the Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, or (iii) any Lender that becomes a party hereto in connection with an increase in the Aggregate Maximum Credit Amounts pursuant to Section 2.06(c), as of the effective date of such increase, payable to such Lender in a principal amount equal to its Maximum Credit Amounts as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or by delivery of a written Borrowing Request in substantially the form of Exhibit B and signed by the Parent Guarantor and the Borrower i) in the case of a Eurodollar Borrowing, not later than noon, New York City time, three Business Days before the date of the proposed Borrowing or ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such Borrowing Request shall be irrevocable and each telephone request for a Borrowing shall be confirmed promptly by hand delivery, email or facsimile to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Parent Guarantor and the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the amount of the then effective Borrowing Base, the current total Credit Exposures (without regard to the requested Borrowing) and the pro forma total Credit Exposures (giving effect to the requested Borrowing); and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone or by delivery of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and if provided via telephone shall be confirmed promptly by hand delivery, email or facsimile to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Type of such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06 Termination, Reduction and Increase of Aggregate Maximum Credit Amounts.

(a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base are terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b) Optional Termination and Reduction of Aggregate Credit Amounts.

(i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each such partial reduction shall be in an amount that is an integral multiple of $10,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(b), the total Credit Exposures would exceed the total Commitments.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that such a notice may state that it is conditioned upon the satisfaction of one or more conditions precedent, in which case such notice may be revoked by the Borrower (by at least one Business Day’s prior notice to the Administrative Agent on or prior to the specified effective date) if such conditions are not satisfied. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated except pursuant to Section 2.06(c). Except for termination of a Defaulting Lender under Section 5.04(b), each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage under such Facility.

(c) Optional Increase in Aggregate Maximum Credit Amounts.

(i) Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may from time to time increase the Aggregate Maximum Credit Amounts then in effect without the prior consent of the Lenders, but with the prior written consent of the Administrative Agent, by increasing the Maximum Credit Amount of one or more Lenders or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”).

(ii) Any increase in the Aggregate Maximum Credit Amounts shall be subject to the following additional conditions:

(A) such increase shall not be less than $50,000,000 unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Maximum Credit Amounts would exceed the Facility Amount;

(B) no Default or Event of Default shall have occurred and be continuing at the effective date of such increase;

(C) on the effective date of such increase, no Eurodollar Borrowings shall be outstanding or if any Eurodollar Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings unless the Borrower pays compensation required by Section 5.02;

(D) no Lender’s Maximum Credit Amount may be increased without the consent of such Lender;

(E) if the Borrower elects to increase the Aggregate Maximum Credit Amounts by increasing the Maximum Credit Amount of a Lender, the Administrative Agent, the Parent Guarantor, the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit G-1 (a “Maximum Credit Amount Increase Certificate”), together with a processing and recordation fee of $3,500, and, if requested, the Borrower shall deliver a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase, and otherwise duly completed; and

(F) if the Borrower elects to increase the Aggregate Maximum Credit Amounts by causing an Additional Lender to become a party to this Agreement, then the Administrative Agent, the Parent Guarantor, the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit G-2 (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500, and, if requested, the Borrower shall deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed.

(iii) Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Maximum Credit Amount Increase Certificate or the Additional Lender Certificate (or if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless the Borrower has paid compensation required by Section 5.02): (A) the amount of the Aggregate Maximum Credit Amounts shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and the other Loan Documents and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Maximum Credit Amounts.

(iv) Upon its receipt of a duly completed Maximum Credit Amount Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii), the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, and the written consent of the Administrative Agent to such increase required by Section 2.06(c)(i), the Administrative Agent shall accept such Maximum Credit Amount Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).

Section 2.07 Borrowing Base.

(a) Borrowing Base. For the period from and including the Closing Date to but excluding the next Redetermination Date, which Redetermination Date is scheduled to occur on November 1, 2018, the amount of the Borrowing Base shall be equal to Two Billion Four Hundred Million dollars ($2,400,000,000). Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to the Borrowing Base Adjustment Provisions.

(b) Scheduled and Interim Redeterminations. Except as set forth in the following sentence, the Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on May 1st and November 1st of each year, commencing November 1, 2018. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time during any period of twelve (12) consecutive calendar months, to elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.

(c) Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the Reserve Report Certificate, and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.11(c), as may, from time to time, be reasonably requested by the Majority Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall in good faith propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate, exercising reasonable commercial standards consistent with its normal and customary oil and gas lending criteria as they exist at the particular time.

(ii) The Administrative Agent shall notify the Borrower and the Lender of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely manner, then on or before the April 15th and October 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved (or deemed to have been approved, as provided below) by all of the Lenders (and each Lender hereby agrees to exercise its discretion to approve or disapprove any such Proposed Borrowing Base in a manner consistent with such Lender’s normal and customary oil and gas lending criteria as they exist at the particular time) as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved (or deemed to have been approved, as provided below) by the Required Lenders (and each Lender hereby agrees to exercise its discretion to approve or disapprove any such Proposed Borrowing Base in a manner consistent with such Lender’s normal and customary oil and gas lending criteria as they exist at the particular time) as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to approve the Proposed Borrowing Base or disapprove the Proposed Borrowing Base by proposing an alternate Borrowing Base. If, at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved (or deemed to have approved, as aforesaid) the Proposed Borrowing Base, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved (or deemed to have approved, as aforesaid) the Proposed Borrowing Base, then the Administrative Agent shall poll the Lender to ascertain the highest Borrowing Base then acceptable to all of the Lender or a number of Lender sufficient to constitute the Required Lender, as applicable, and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on the May 1st or November 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under the Borrowing Base Adjustment Provisions, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e) Reduction of Borrowing Base Upon Issuance of Permitted Additional Senior Notes. Upon the issuance of any Permitted Additional Senior Notes in accordance with Section 9.02(g) (other than Senior Notes constituting Permitted Refinancing Debt up to the original principal amount of the refinanced Senior Notes), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Additional Senior Notes (without regard to any initial issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on such date until the next redetermination or modification thereof hereunder.

(f) Reduction of Borrowing Base Upon Termination of Hedge Positions. If a Credit Party shall terminate any hedge positions or create any off-setting positions (whether evidenced by a floor, put or Swap Agreement) upon which the Lenders relied in determining the Borrowing Base, then the Borrowing Base shall be reduced in an amount determined by the Required Lenders equal to the economic value of such hedge positions.

(g) Administrative Agent Data. The Administrative Agent hereby agrees to provide, promptly, and in any event within three (2) Business Days, following its receipt of a request by the Borrower, an updated Bank Price Deck. In addition, the Administrative Agent and the Lenders agree, upon request, to meet with the Borrower to discuss their evaluation of the reservoir engineering of the Oil and Gas Properties included in the Reserve Report and their respective methodologies for valuing such properties and the other factors considered in calculating the Borrowing Base.

Section 2.08 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided that the Borrower may not request the issuance, amendment (to extend the term or increase the amount), renewal or extension of Letters of Credit hereunder, and no Issuing Bank shall issue, amend (to extend the term or increase the amount), renew or extend a Letter of Credit, if a Borrowing Base Deficiency exists at such time or would exist as a result thereof or if the LC Exposure would exceed the LC Commitment after giving effect thereto. Subject to the terms and conditions set forth herein, the applicable Issuing Bank shall then arrange for the Letter of Credit to be issued on the Borrower’s behalf. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, such Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (not less than two (2) Business Days in advance of the requested date of issuance, amendment, renewal or extension (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion)) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv) specifying the amount of such Letter of Credit;

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi) specifying the amount of the then effective Borrowing Base (if applicable) and whether a Borrowing Base Deficiency (if applicable) exists at such time, the current total Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that upon giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Credit Exposures shall not exceed the total Commitments (i.e. the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base (if any)).

If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application in a form acceptable to such Issuing Bank in connection with any request for a Letter of Credit.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) unless satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion, the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii)).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lender, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit prior to 11:00 a.m., New York time, then the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the same Business Day, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon, New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lender), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lender. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lender have made payments pursuant to this Section 2.08(e) to reimburse such Issuing Bank, then to such Lender and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or of any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lender nor the applicable Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise due care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(g) Disbursement Procedures. Each applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile or email) or written notice of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that, subject to Section 2.08(e), any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank or the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(i), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become promptly due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Guarantor or any other Credit Party described in Section 10.01(h), Section 10.01(i) or Section 10.01(j). The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, and agrees to maintain, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. If at any time the Administrative Agent determines that the amounts deposited pursuant to this Section 2.08(i) are subject to any right or claim of any Person other than the Administrative Agent, the Issuing Banks and the Lenders as herein provided (other than Liens permitted by Section 9.03), or that the total amounts deposited pursuant to this Section 2.08(i) are less than, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), the Borrower will, promptly upon demand by the Administrative Agent, deposit additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Lender). The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(i) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Parent Guarantor or any other Credit Party may now or hereafter have against any such beneficiary, the Issuing Banks, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents and shall be utilized to satisfy the Borrower’s obligation to reimburse the Administrative Agent for drawings under Section 2.08(e). The parties hereto expressly agree that, in the absence of gross negligence, bad faith, breach of contract or willful misconduct on the part of the Issuing Banks (as finally determined by a court of competent jurisdiction), each Issuing Bank shall be deemed to have exercised all requisite care in each such determination. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and reasonable discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the

Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If on any date of determination after the Borrower has posted cash collateral, the amount of such cash collateral exceeds the LC Exposure, then such cash collateral (or the appropriate portion thereof) shall no longer be required to be held as cash collateral pursuant to this Section 2.08(i) and the Administrative Agent shall promptly (but not later than three (3) Business Days after determining such excess exists) release such excess to the Borrower; provided that, subject to Section 4.03, the Person providing the cash collateral and each Issuing Bank may agree that cash collateral shall be held to support future anticipated LC Exposure or other obligations; and provided further that to the extent such cash collateral was provided by the Borrower, such cash collateral shall remain subject to the security interest then in effect (if any) pursuant to the Loan Documents.

(j) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(k) Outstanding Letters of Credit. If requested by any Lender, the Administrative Agent shall provide the requesting Lender with a list of all outstanding Letters of Credit.

(l) Existing Letters of Credit. The Existing Letters of Credit shall be deemed to have been issued hereunder as of the Closing Date.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c) Post-Default Rate. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, then at the direction of the Majority Lenders, all Loans outstanding to which such direction relates, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, under such Facility shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, with respect to Loans, on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period (including because the LIBO Screen Rate is not available or published on a current basis); or

(ii) the Administrative Agent is advised by the Majority Lenders, that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, email or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be given promptly after such circumstances cease to exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made either as an ABR Borrowing or at an alternate rate of interest determined by the Majority Lenders as their cost of funds.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or the Majority Lenders notify the Administrative Agent (with, in the case of the Majority Lenders, a copy to the Borrower) that the Borrower or the Majority Lenders (as applicable) have determined, that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary, (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans or (iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin, except as reasonably necessary to account for the excess, if any, of the new benchmark interest rate as compared to the LIBO Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.03(c), only to the extent the LIBO Screen Rate for the Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04 Prepayments.

(a) Optional Prepayments. Subject to any break funding costs payable pursuant to Section 5.02 and prior notice in accordance with Section 3.04(b), the Borrower shall have the right at any time and from time to time to (i) prepay any ABR Borrowing in whole or in part, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof or if less than $1,000,000, the remaining balance of such ABR Borrowing, and (ii) prepay any Eurodollar Borrowing in whole in or in part, in a minimum aggregate amount of $2,000,000 or any integral multiple of $500,000 in excess thereof or if less than $2,000,000, the remaining balance of such Eurodollar Borrowing.

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or email) or written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, two Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that such a notice may state that it is conditioned upon the satisfaction of one or more conditions precedent, in which case such notice may be revoked by the Borrower (by at least one Business Day’s prior notice to the Administrative Agent on or prior to the specified prepayment date) if such conditions are not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each optional prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and any break funding payments required by Section 5.02.

(c) Mandatory Prepayments under the Facility.

(i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), the total Credit Exposures exceeds the total Commitments, then the Borrower shall immediately (and in any event on the Business Day of such termination or reduction) (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(i).

(ii) Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than in accordance with Section 2.07(e) or (f)), if the total Credit Exposure exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(i). The Borrower shall be obligated to make such prepayments in six substantially equal monthly installments, the first of which shall be due on the thirtieth day following receipt of the New Borrowing Base Notice in accordance with Section 2.07(d); provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

(iii) Upon any adjustment to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions, if the total Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(i). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral either on the date it or any Subsidiary receives cash proceeds as a result of such disposition or on the date the Permitted Additional Senior Notes are issued or hedge positions are terminated, as applicable; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.

(iv) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(v) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02 and any break funding payments required by Section 5.02.

(d) No Premium or Penalty, Interest, Officer’s Certificate. Prepayments permitted or required under this Section 3.04 shall be (i) without premium or penalty, except as required under Section 5.02, (ii) accompanied by the concurrent payment of accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment and (iii) in the case of a prepayment required under Section 3.04(d), accompanied by a certificate of a Financial Officer of the Parent Guarantor or Borrower, as applicable, setting forth in reasonable detail the calculation of the amount of such prepayment.

Section 3.05 Fees.

(a) Commitment and Upfront Fees.

(i) The Borrower agrees to pay quarterly in arrears to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate per annum as set forth in the definition of Applicable Margin on the average daily amount of the unused amount of each Lender’s Applicable Percentage of the aggregate Commitments (excluding an amount equal to the Commitment of each Defaulting Lender) during the period from and including the Closing Date to but excluding the Termination Date. Accrued commitment fees under this Section 3.05(a)(i) shall be payable in arrears on the fifteenth Business Day following the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the Closing Date.

(ii) All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin used to determine the interest rate applicable from time to time to Eurodollar Loans (or, in the case of standby Letters of Credit, 50% of such Applicable Margin) on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 as to any Issuing Bank during any quarter, and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on receipt of written demand setting forth such amounts and the calculation thereof with reasonable particularity. Any other fees payable to an Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after receipt of written demand setting forth such amounts with reasonable particularity. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Banks as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price returned to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower to a Defaulting Lender pursuant to Section 5.04(b) or pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Guarantor or any other Credit Party or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that subject to Section 12.04 and Section 12.08, any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Payments and Deductions to a Defaulting Lender.

(a) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.

(b) If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Credit Exposure which results in its Credit Exposure being less than its Applicable Percentage of the aggregate Credit Exposures then no payments will be made to such Defaulting Lender until such time as such Defaulting Lender shall have complied with Section 4.03(c) and all amounts due and owing to the Lenders have been equalized in accordance with such Lenders’ respective pro rata share of the Secured Obligations. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment solely to the Borrowing(s) of, and LC Disbursements owed to, Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Borrowing(s) of, or LC Disbursements owed to, such Defaulting Lender until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.03(b), all principal will be paid ratably as provided in Section 10.02(c).

(c) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05.

(ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) The Commitment, the Maximum Credit Amount, the Credit Exposure and participation interests in Letters of Credit of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders, or the Majority Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that any waiver, amendment or modification requiring the consent of each affected Lender pursuant to Section 12.02 shall require the consent of such Defaulting Lender if it is adversely affected (for the avoidance of doubt, a Defaulting Lender shall have such a consent right with respect to changing the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in such Defaulting Lender’s Commitment); and provided further that any increase, decrease, redetermination or affirmation of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment of a Defaulting Lender (i.e. the Applicable Percentage of the Borrowing Base of a Defaulting Lender) may not be increased without the consent of such Defaulting Lender.

(iv) If any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(A) all or any part of such LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the Credit Exposure of any Non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, then the Borrower shall within three (3) Business Days following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 10.02 for so long as such LC Exposure is outstanding;

(C) no Defaulting Lender shall be entitled to receive any fee under Section 3.05(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender);

(D) each Defaulting Lender shall be entitled to receive fees under Section 3.05(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.08(i); provided that if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 4.03 then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(E) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 4.03(c)(iv), then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(F) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 4.03(c), then, without prejudice to any rights or remedies of the Issuing Banks or any Lender hereunder, letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until such LC Exposure is cash collateralized and/or reallocated.

(d) So long as any Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.03(c) or by the Defaulting Lender pursuant to Section 2.08(i), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.08(d) (and Defaulting Lenders shall not participate therein).

(e) In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date, if necessary as a result of a Loan funding pursuant to Section 2.08(e), such Lender shall purchase at par such of the outstanding Loans of the other Lenders or take such other actions as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Properties. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default (and only during the continuance of an Event of Default), (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the relevant Credit Party and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the relevant Credit Party.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs.

(a) Changes in Law. If any Change in Law shall:

(i) subject the Administrative Agent, any Lender, or the Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or issuing or participating in Letters of Credit, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then, subject to delivery of a certificate in accordance with Section 5.01(c), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements and Liquidity. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, subject to delivery of a certificate in accordance with Section 5.01(c), from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower contemporaneously with any request for payment hereunder. Such certificate shall be conclusive absent demonstrable error and certify that such Lender or the Issuing Bank (as the case may be) is charging similar costs to similarly situated borrowers at such time. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or the Issuing Bank, as the case may be, demands compensation in accordance herewith; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or an assignment pursuant to Section 5.04(b) in each case other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth in reasonable detail the computation of any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower. Such certificate shall be conclusive absent demonstrable error and state that such Lender or the Issuing Bank (as the case may be) is charging similar costs to similarly situated borrowers at such time. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if a Credit Party shall be required by applicable law (as determined in the good faith discretion of such Credit Party) to deduct or withhold any Taxes from such payments, then (i) in the event such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions or withholdings for such Indemnified Taxes (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made, (ii) such Credit Party shall make such deduction or withholding and (iii) such Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for any Other Taxes it pays.

(c) Indemnification.

(i) The Credit Parties shall jointly and severally indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Credit Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties that are not the fault of such indemnified Person, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or the Issuing Bank setting forth in reasonable detail the calculations of the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower contemporaneously with any request for payment and shall be conclusive absent demonstrable error.

(ii) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Credit Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c)(i) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c)(ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by a Credit Party to a Governmental Authority pursuant to this Section 5.03, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax, with respect to payments made under this Agreement or any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or any successor thereto) certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of the applicable IRS Form W-8 (or any successor thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, the applicable IRS Form W-8 (or any successor thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2) executed originals of IRS Form W-8ECI (or any successor thereto);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender (or, in the event that such Foreign Lender is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Lender) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of the applicable IRS Form W-8 (or any successor thereto); or

(4) to the extent that a Foreign Lender (or, in the event that the Foreign Lender is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Foreign Lender) is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Foreign Lender is a participating Lender), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation from each beneficial owner that would be required under this Section 5.03(e) if such beneficial owner were a Lender, as applicable, including (i) where the Foreign Lender is a participating Lender and one or more of the underlying beneficial owners is claiming the benefits of the portfolio interest exemption, a U.S. Tax Compliance Certificate of each such beneficial owner substantially in the form of Exhibit I-2 or Exhibit I-3, and (ii) where the Foreign Lender is a partnership (for U.S. federal income tax purposes) and not a participating Lender, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 provided by the Foreign Lender on behalf of each such direct or indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) If a payment made to a Lender hereunder or under any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable, or those under an intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Code), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(e)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Tax Refunds. If any party determines, in its commercially reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall promptly pay over to such indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such party, upon the request of such indemnified party, shall repay the amount paid pursuant to this paragraph (f) (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

(h) For purposes of this Section 5.03, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

(i) Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative to treat) the Loan Documents as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 5.04 Mitigation Obligations; Replacement of Lenders.

(a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender (or its Participant) (i) requests compensation under Section 5.01, (ii) requires the Borrower to pay any additional amount to such Lender (or Participant) or any Governmental Authority for the account of such Lender (or Participant) pursuant to Section 5.03, (iii) asserts an illegality under Section 5.05, (iv) is a Defaulting Lender, (v) has not approved a proposed waiver, consent or amendment which has been approved by the Majority Lenders or (vi) enters into any assignment or participation with any Disqualified Institution in violation of this Agreement, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(a)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) solely with respect to a replacement under clause (iv) above, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a Lender that has become the subject of a Bail-in Action, the assignee shall be deemed to have taken assignment of all the interests, rights and obligations of the assigning Lender under this Agreement without giving effect to the applicable Bail-in Action on such interests, rights and obligations. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to, and shall be bound by, the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender notifies the Borrower and the Administrative Agent that it may again make and maintain such Eurodollar Loans (which notice shall be given promptly after such Lender is able to lawfully make and maintain Eurodollar Loans) and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the last day of the then current Interest Period for such Affected Loan) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to the Effectiveness of this Agreement. The effectiveness of this Agreement and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party

(b) The Administrative Agent, the Arrangers and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least one Business Day prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, to the extent invoiced at least one Business Day prior to the Closing Date the fees and expenses of counsel to the Administrative Agent).

(c) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the Organizational Documents of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(d) The Administrative Agent shall have received certificates of the appropriate State agencies (i.e., of each of the States in which the Borrower or applicable Guarantor, as the case may be, is organized) with respect to the existence, qualification and good standing (or the equivalent) of the Borrower and each Guarantor.

(e) The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the Closing Date.

(f) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty and Collateral Agreement and the other Security Instruments described or identified on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i) be reasonably satisfied that the Security Instruments create first priority, perfected Liens (provided that Liens which are permitted by the terms of Section 9.03 to attach to the Mortgaged Properties may exist and have whatever priority such Liens have at such time under applicable law) on at least 85% of the PV-9 value of the Oil and Gas Properties evaluated in the Initial Reserve Report; and

(ii) have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Subsidiary Guarantors.

(g) The Administrative Agent shall have received an opinion of (i) Bruce R. DeBoer, General Counsel to the Parent Guarantor and the Borrower and (ii) Foley & Lardner LLP, special counsel to the Parent Guarantor, the Borrower and the other Credit Parties.

(h) The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12.

(i) The Administrative Agent shall have received such title information as the Administrative Agent may reasonably require, in form and substance reasonably satisfactory to the Administrative Agent and setting forth the status of title to at least 85% of the Mortgaged Properties necessary to satisfy the Collateral Coverage Requirement.

(j) The Administrative Agent shall have received a certificate of a Responsible Officer certifying that the Credit Parties have received all consents and approvals required by Section 7.03.

(k) The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a Reserve Report Certificate.

(l) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Parent Guarantor and the Credit Parties for each of the following jurisdictions: Delaware, Colorado and any other jurisdiction reasonably requested by the Administrative Agent; other than those being assigned or released on or prior to the Closing Date or Liens permitted by Section 9.03.

(m) The Administrative Agent shall have received such other documents as the Administrative Agent, special counsel to the Administrative Agent or the Majority Lenders (through the Administrative Agent) may reasonably request.

(n) The Administrative Agent shall have received, at least five days prior to the Closing Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 days prior to the Closing Date.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York City time, on April 13, 2018 (or such other date as the Arrangers, the Administrative Agent and the Borrower agree in writing) and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time. The Administrative Agent shall notify the Borrower and the Lenders promptly of the occurrence of the Closing Date, and such notice shall be conclusive and binding.

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend (to increase the amount or extend the term), renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(b) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifiers) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(c) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall constitute a representation and warranty by the Parent Guarantor and the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (c).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Parent Guarantor and the Borrower represent and warrant to the Lenders that:

Section 7.01 Organization; Powers. Each Credit Party is validly existing and in good standing (or the equivalent) under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing (or the equivalent) in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of the Parent Guarantor or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Parent Guarantor or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or could not reasonably be expected to have a Material Adverse Effect, (iii) the filing of any required document with the SEC and (iv) such consents, approvals, registrations, filings and actions as may be necessary in connection with the grant of Liens on any Properties that are under the jurisdiction of the Bureau of Indian Affairs, any tribal authority or any similar Governmental Authority or third Person, (b) will not violate any applicable law or regulation or the Organizational Documents of the Parent Guarantor or any other Credit Party or any order of any Governmental Authority which violation would reasonable be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness binding upon the Parent Guarantor or any other Credit Party or its Properties or result in the creation or imposition of any Lien on any Property of the Parent Guarantor or any other Credit Party (other than the Liens created by the Loan Documents), except to the extent such violation, default or Lien under this clause (c) could not reasonably be expected to result in a Material Adverse Effect.

Section 7.04 Financial Condition; No Material Adverse Effect.

(a) The Parent Guarantor has heretofore furnished to the Lenders its consolidated balance sheet and related statements of operations, equity and cash flows as of and for the fiscal year ended December 31, 2017 and reported on by Deloitte & Touche LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Guarantor and its Consolidated Subsidiaries as of such dates and for such period in accordance with GAAP.

(b) Since December 31, 2017, there has been no event, development or circumstance that has had a Material Adverse Effect.

(c) As of the date of this Agreement, neither the Parent Guarantor nor any other Credit Party has any material Debt (including Disqualified Capital Stock) or any material contingent liabilities, material off-balance sheet liabilities or partnerships, material liabilities for Taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, that are required to be disclosed in the Financial Statements by GAAP and are not so referred to or reflected or provided for in the Financial Statements or otherwise disclosed prior to the date hereof in writing to the Administrative Agent and the Lenders.

Section 7.05 Litigation.

(a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Guarantor, threatened, in writing, against the Parent Guarantor or any other Credit Party (i) not fully covered by insurance (except for normal deductibles) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Loan Document or the Transactions.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in a Material Adverse Effect.

Section 7.06 Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the Parent Guarantor and the Credit Parties and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws.

(b) the Parent Guarantor and the Credit Parties have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and no Responsible Officer of any Credit Party has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied.

(c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the knowledge of a Responsible Officer of the Parent Guarantor, threatened, in writing, against the Parent Guarantor or any other Credit Party or any of their respective Properties or as a result of any operations at such Properties.

(d) none of the Properties of the Parent Guarantor or any other Credit Party contain or to the knowledge of a Responsible Officer of the Parent Guarantor or Credit Party have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

(e) there has been no Release or, to the Parent Guarantor’s knowledge, threatened Release, of Hazardous Materials at, on, under or from any Credit Party’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Parent Guarantor, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property.

(f) no Credit Party has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Credit Party’s Properties and, to the Parent Guarantor’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice.

(g) there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any Credit Party’s Properties that could reasonably be expected to form the basis for a claim for damages or compensation.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Each Credit Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to be in compliance or have such possession, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. No Credit Party is an “investment company” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each of the Parent Guarantor and its Subsidiaries has timely filed or caused to be filed all Tax returns and Tax-related reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes or the filing of returns that are being contested in good faith by appropriate action and for which the Parent Guarantor or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Parent Guarantor, adequate in all material respects. No Tax Lien has been filed and, to the knowledge of the Parent Guarantor, no claim is being asserted with respect to any such Tax or other such governmental charge which could reasonably be expected to have a Material Adverse Effect.

Section 7.10 ERISA. Except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect:

(a) No ERISA Event has occurred or is reasonably expected to occur.

(b) Each Credit Party and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(c) Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

(d) No act, omission or transaction has occurred which could result in imposition on any Credit Party or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(e) Full payment when due has been made of all amounts which any Credit Party or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(f) Neither a Credit Party nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent Guarantor, any Credit Party or ERISA Affiliate in its sole discretion at any time without any material liability.

(g) Neither a Credit Party nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the three-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11 Disclosure; No Material Misstatements. None of the financial statements, certificates, reports or other written information furnished by or on behalf of the Parent Guarantor or any other Credit Party to the Arrangers, the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading on the date when furnished; provided that with respect to financial estimates, projected or forecasted financial information and other forward-looking information, the Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (1) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period(s) covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance, and (2) no representation is made with respect to information of a general economic or general industry nature. There are no statements or conclusions in any Reserve Report which are based upon or include materially misleading information of a material fact or fail to take into account material information, in light of the circumstances under which they are made, regarding the material matters reported therein, on the date when furnished, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Parent Guarantor and the Credit Parties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that no warranty is made with respect to such opinions, estimates and projections.

Section 7.12 Insurance. Each Credit Party has (a) all insurance policies sufficient for the compliance in all material aspects by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least the amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Parent Guarantor and the Credit Parties; provided that self-insurance of risks and in amounts customary in each Credit Party’s industry shall be permitted. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance, in each case as contemplated by Section 8.06.

Section 7.13 Subsidiaries. As of the date hereof, all of the Subsidiaries of each of the Parent Guarantor and the Borrower are set forth on Schedule 7.13 or have been disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders). Schedule 7.13 identifies as of the date hereof each Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary, and each Restricted Subsidiary on such schedule is a Wholly-Owned Subsidiary as of the date hereof.

Section 7.14 Properties; Titles, Etc.

(a) Each of the Parent Guarantor and the Credit Parties has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report (other than those disposed of in compliance with Section 9.10 since delivery of such Reserve Report, leases that have expired in accordance with their terms and those title defects disclosed in writing to the Administrative Agent), and good title to, or a valid contractual interest in, all its material personal Properties, in each case, free and clear of all Liens other than Liens permitted by Section 9.03. After giving full effect to the Liens permitted by Section 9.03, the Borrower or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Property.

(b) All material leases and agreements necessary for the conduct of the business of the Parent Guarantor and the Credit Parties are valid and subsisting, in full force and effect, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Parent Guarantor and the Credit Parties including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Parent Guarantor and the Credit Parties to conduct their business in the same manner as its business has been conducted prior to the date hereof, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect.

(d) All of the Properties of the Parent Guarantor and the Credit Parties which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, ordinary wear and tear excepted, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect.

(e) Each Credit Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use thereof by each such Person does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Parent Guarantor and the Credit Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in and material to their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions to all of the foregoing as could not reasonably be expected to have a Material Adverse Effect.

Section 7.15 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Parent Guarantor and the Credit Parties have been maintained, operated and developed in a good and workmanlike manner (ordinary wear and tear excepted) and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Parent Guarantor and the Credit Parties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Parent Guarantor or any other Credit Party is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Parent Guarantor or any other Credit Party is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of a Credit Party. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Parent Guarantor or any other Credit Party that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, ordinary wear and tear excepted, and with respect to such of the foregoing which are operated by the Parent Guarantor or any other Credit Party, in a manner consistent with their past practices (other than those the failure of which to maintain in accordance with this Section 7.15 could not reasonably be expected to have a Material Adverse Effect).

Section 7.16 Swap Agreements. Schedule 7.16, as of the date hereof, sets forth, a true and complete list of all Swap Agreements of the Parent Guarantor and each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (as of the last Business Day of the most recent month preceding such date of delivery for which a mark to market value is reasonably available), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.17 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed (i) the aggregate Debt, including the contingent Debt, of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, and (ii) the total amount of liabilities, including contingent liabilities, of the Borrower and the Guarantors on a consolidated basis, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that the Borrower reasonably expects to become an actual or matured liability.

Section 7.18 Designated Senior Indebtedness. If applicable, the Secured Obligations of the Parent Guarantor, the Borrower and each Subsidiary Guarantor constitutes “Senior Debt” under and as defined in the Indentures pursuant to which the Senior Notes have been issued.

Section 7.19 Anti-Corruption Laws and Sanctions. The Parent Guarantor and Borrower have implemented and maintain in effect policies and procedures designed in a commercially reasonable manner to promote compliance by the Parent Guarantor, the Borrower, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent Guarantor, the Borrower, their Subsidiaries and their respective officers and employees and to the knowledge of the Parent Guarantor or the Borrower, as applicable, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) the Parent Guarantor, the Borrower, any of their Subsidiaries or to the knowledge of the Parent Guarantor, the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Parent Guarantor or the Borrower, as applicable, any agent of the Parent Guarantor or the Borrower or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds thereof or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.

Section 7.20 Money Laundering. The operations of the Parent Guarantor and the other Credit Parties are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Parent Guarantor or any other Credit Party is a party with respect to the Money Laundering Laws is pending or, to the best knowledge of the Parent Guarantor or any other Credit Party, threatened in writing, except to the extent that any such action, suit or proceeding could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No proceeds of any Loan or Letter of Credit have been or shall be used by any Credit Party for any purpose that violates any Money Laundering Law.

Section 7.21 Patriot Act. Each of Parent Guarantor and each of the other Credit Parties is in compliance with all applicable statutes, regulations and orders relating to the Act (as defined in Section 12.15) in each case except to the extent that any such non-compliance could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 7.22 EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

Section 7.23 Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock in a manner that violates Regulation T, U or X. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

ARTICLE VIII

AFFIRMATIVE COVENANTS

From and after the Closing Date until Payment in Full, the Parent Guarantor and the Borrower covenant and agree with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Parent Guarantor will furnish to the Administrative Agent:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 120 days after the end of each fiscal year of the Parent Guarantor, its audited consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, provided that such report may contain references regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors, or any successor or similar standard under GAAP), to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor, its consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer—Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (each a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) with the delivery of the financial statements under Section 8.01(a) only, stating whether any change in GAAP or in the application thereof has occurred since December 31, 2017 which materially changes the calculation of any covenant or affects compliance with the terms of this Agreement and, if applicable, specifying the effect of such change thereon.

(d) Certificate of Financial Officer—Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements of the Parent Guarantor and each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.16, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(e) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) that the Parent Guarantor or any other Credit Party files with the SEC or any national securities exchange.

(f) Lists of Purchasers. In connection with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.11, a list of Persons purchasing Hydrocarbons from the Borrower or any other Credit Party accounting for at least 75% of the revenues resulting from the sale of all Hydrocarbons by the Borrower and the other Credit Parties in the six-month period prior to the “as of” date of such Reserve Report.

(g) ERISA. Promptly after a Responsible Officer of the Borrower becomes aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer of the Parent Guarantor, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action such Person is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

(h) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Guarantor or any other Credit Party (including, without limitation, any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to this Section 8.01 or Section 8.11 may be delivered electronically and shall be deemed to have been so delivered on the date (i) on which the Parent Guarantor posts such documents, or provides a link thereto on its website, (ii) on which such documents are posted on the Parent Guarantor’s behalf on an Approved Electronic Platform another relevant website, if any, approved by the Administrative Agent or (iii) on which they are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval (EDGAR) System or any successor thereto.

Section 8.02 Notices of Material Events. The Parent Guarantor will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Parent Guarantor or any Subsidiary thereof not previously disclosed in writing to the Administrative Agent or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that has had a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Parent Guarantor will, and will cause each Credit Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so satisfy the foregoing requirements could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 9.09 or any transaction permitted under Section 9.09.

Section 8.04 Payment of Obligations. The Parent Guarantor will, and will cause each Subsidiary to, pay the Tax liabilities of the Parent Guarantor and all of its Subsidiaries before the same shall become delinquent, except where (a) the validity or amount thereof is being contested in good faith and the Parent Guarantor or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and/or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

Section 8.05 Operation and Maintenance of Properties. The Parent Guarantor, at its own expense, will, and will cause each Credit Party to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to so operate or comply could not reasonably be expected to have a Material Adverse Effect.

(b) keep and maintain all Property to the conduct of its business in good working order and condition, ordinary wear and tear excepted preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other Properties, including, without limitation, all equipment, machinery and facilities, except in each case to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e) operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(f) to the extent a Credit Party is not the operator of any Property, the Parent Guarantor shall use reasonable efforts to require the operator to comply with this Section 8.05 except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.06 Insurance. The Parent Guarantor will, and will cause each Credit Party to, maintain, with financially sound and responsible insurance companies (as determined at the time the relevant coverage is placed or renewed in the good faith judgment of the management of the Borrower), insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (including without limitation by the maintenance of self-insurance to the extent consistent with industry practice). The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.07 Books and Records; Inspection Rights. The Parent Guarantor will, and will cause each Credit Party to, keep proper books of record and account in which full, true and correct entries are made to enable financial statements to be prepared in accordance with GAAP. The Parent Guarantor will, and will cause each Credit Party to, permit any representatives designated by the Administrative Agent (or any Lender provided that such Lender coordinates its visitation with the Administrative Agent) upon reasonable prior notice during normal business hours and no more than once in the aggregate for the Administrative Agent and the Lenders, taken as a whole, in any period of twelve calendar months (unless an Event of Default has occurred and is continuing, in which case, there shall be no limit to the number or frequency of such visitations or inspections), to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (subject, in the case of such accountants, to the Borrower having a reasonable opportunity to be present during, or otherwise participate in, such discussion), all at such reasonable times and at the expense of the Administrative Agent or Lender, as applicable; provided, however, that the Credit Parties will bear the costs and expenses of the foregoing only if an Event of Default has occurred and is continuing. Notwithstanding anything to the contrary in this Section 8.07, none of the Parent Guarantor or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any applicable legal requirement or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 8.08 Compliance with Laws. The Parent Guarantor will, and will cause each Credit Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Parent Guarantor and the Borrower will maintain in effect and enforce policies and procedures designed in a commercially reasonable manner to promote compliance by the Parent Guarantor and the Borrower, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 8.09 Environmental Matters.

(a) The Parent Guarantor shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Credit Party and each Credit Party’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Credit Party not to Release or threaten to Release, any Hazardous Material on, under, about or from any Credit Party’s Properties or any other property offsite the Property to the extent caused by any Credit Party’s operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Credit Party to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Credit Party to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any Credit Party’s Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation that could reasonably be expected to have a Material Adverse Effect; and (vi) establish and implement, and shall cause each Credit Party to establish and implement, such procedures as may be necessary to continuously determine and assure that each Credit Party’s obligations under this Section 8.09(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b) The Parent Guarantor will promptly, but in no event later than five (5) days of the occurrence of a Responsible Officer obtaining knowledge thereof, notify the Administrative Agent in writing of any threatened (in writing) action, investigation or inquiry by any Governmental Authority or any threatened (in writing) demand or lawsuit by any Person against any Credit Party or its Properties of which a Responsible Officer of the Parent Guarantor has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action (whether individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

(c) The Parent Guarantor will, and will cause each Credit Party to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Administrative Agent and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

Section 8.10 Further Assurances.

(a) The Parent Guarantor and/or the Borrower at its sole expense will, and will cause each Credit Party to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects (in regards to errors and mistakes) or accomplish the conditions precedent, covenants and agreements of the Credit Parties hereunder and under the Notes, or (to the extent consistent with the terms of this Agreement) further evidence and more fully describe the Collateral intended as security for the Secured Obligations or perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any related recordings, file any notices or obtain any consents, all of the foregoing as may be reasonably necessary or appropriate in connection therewith.

(b) The Parent Guarantor and the Borrower hereby authorize the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Properties without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Properties or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.11 Reserve Reports.

(a) On or before April 1st and October 1st of each year, commencing October 1, 2018, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Domestic Subsidiaries as of the immediately preceding January 1st and July 1st located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America). The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Parent Guarantor or the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and, except as otherwise specified therein, to have been prepared in all material respects in accordance with the procedures used in the immediately preceding January 1 Reserve Report (or, with respect to the July 1, 2018 Reserve Report, the Initial Reserve Report).

(b) In the event of an Interim Redetermination, the Parent Guarantor shall furnish to the Administrative Agent a Reserve Report prepared by or under the supervision of the chief engineer of the Parent Guarantor and/or the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared, except as otherwise specified therein, in all material respects in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Parent Guarantor and/or the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c) With the delivery of each Reserve Report, the Parent Guarantor shall provide to the Administrative Agent a Reserve Report Certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) except as set forth in an exhibit to the certificate, any Credit Party owns good and defensible title to, or a valid contractual interest in, the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent and (iv) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the Oil and Gas Properties that the value of such Mortgaged Properties represent in compliance with Section 8.13(a).

Section 8.12 Title Information. On or before the date of delivery to the Administrative Agent of each Reserve Report required by Section 8.11, the Borrower will use commercially reasonable efforts to deliver, if requested by the Administrative Agent, title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 85% of the Mortgaged Properties necessary to satisfy the Collateral Coverage Requirement.

Section 8.13 Additional Collateral; Additional Guarantors.

(a) In connection with each redetermination of the Borrowing Base, the Parent Guarantor shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.11(c)(vi)) to ascertain whether the Mortgaged Properties satisfy the Collateral Coverage Requirement.

(b) In the event that the Mortgaged Properties do not satisfy the Collateral Coverage Requirement, then the Parent Guarantor shall, and shall cause its Restricted Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.11(c), to the Administrative Agent as security for the Secured Obligations a first-priority Lien interest (provided that Liens which are permitted by the terms of Section 9.03 to attach to the Mortgaged Properties may exist and have whatever priority such Liens have at such time under applicable law) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will satisfy the Collateral Coverage Requirement. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. If required in order to comply with the foregoing, in the event any Restricted Subsidiary places a Lien on its Oil and Gas Properties to secure Debt for borrowed money and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(c).

(c) If (i) the Parent Guarantor shall form or acquire a Material Domestic Subsidiary or otherwise determines that any Restricted Subsidiary is a Material Domestic Subsidiary, (ii) the Parent Guarantor elects to have a Domestic Subsidiary (or any Foreign Subsidiary that is a Disregarded Entity) guarantee the Secured Obligations or (iii) a Domestic Subsidiary incurs or guarantees any Debt for borrowed money in an amount that exceeds $50,000,000, then the Parent Guarantor shall promptly cause such Subsidiary to guarantee the Secured Obligations pursuant to the Guaranty and Collateral Agreement; provided that Excluded Subsidiaries shall not be required to become Guarantors and no Equity Interests in any Excluded Subsidiary shall be required to be pledged. In connection with any such guaranty, the Parent Guarantor shall, or shall cause the relevant Credit Party, if applicable, to, (A) execute and deliver a supplement to the Guaranty and Collateral Agreement executed by such Subsidiary, (B) pledge all of the Equity Interests of such new Domestic Subsidiary (including, without limitation, delivery of original stock certificates, if any, evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (C) grant the Administrative Agent control (within the meaning of the Uniform Commercial Code) over any Securities Accounts and Deposit Accounts (other than Excluded Deposit Accounts) by entering into an account control agreement with the Administrative Agent and the account bank for such Securities Account or Deposit Account, as the case may be, on terms reasonably satisfactory to the Administrative Agent and the Borrower and (D) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(d) In the event that the Parent Guarantor or any Domestic Subsidiary becomes the owner of a Foreign Subsidiary which would qualify as a Material Domestic Subsidiary if it were a Domestic Subsidiary, then the Parent Guarantor shall promptly, or shall cause such Domestic Subsidiary to promptly, guarantee the Secured Obligations pursuant to the Guaranty and Collateral Agreement; provided that Excluded Subsidiaries shall not be required to become Guarantors and no Equity Interests in any Excluded Subsidiary shall be required to be pledged. In connection with any such guaranty, the Parent Guarantor shall, or shall cause such Domestic Subsidiary to, (i) execute and deliver a supplement to the Guaranty and Collateral Agreement, (ii) pledge sixty six percent (66%) of all the Equity Interests of such Foreign Subsidiary (including, without limitation, delivery of original stock certificates evidencing such Equity Interests of such Foreign Subsidiary, if any, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof), (iii) grant the Administrative Agent control (within the meaning of the Uniform Commercial Code) over any Securities Accounts and Deposit Accounts (other than Excluded Deposit Accounts) by entering into an account control agreement with the Administrative Agent and the account bank for such Securities Account or Deposit Account, as the case may be, on terms reasonably satisfactory to the Administrative Agent and the Borrower and (iv) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(e) Subject to any applicable limitations set forth in the Security Instruments, the Parent Guarantor will, within thirty (30) days of the occurrence of any event giving rise to an obligation to provide additional Collateral or other security hereunder (or by such later date as the Administrative Agent may agree in its sole discretion), execute and cause its Restricted Subsidiaries to execute such Security Instruments as are necessary such that after giving effect thereto the Credit Parties are in compliance with the foregoing provisions of this Section 8.13.

Section 8.14 ERISA Compliance. The Parent Guarantor will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent, upon its request, copies of each annual and other material report with respect to each Plan or any trust created thereunder as filed with the United States Secretary of Labor or the Internal Revenue Service.

Section 8.15 Swap Agreements. While the Facility is subject to a Borrowing Base, the Parent Guarantor shall, and shall require all Subsidiaries to maintain the hedged positions established pursuant to Swap Agreements used to calculate the then effective Borrowing Base and shall, and shall require its Subsidiaries to, neither assign, terminate or unwind any such Swap Agreements nor sell any Swap Agreements if the effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Swap Agreements; provided that notwithstanding the foregoing, the Borrower may, and may permit its Subsidiaries to, assign, terminate or unwind Swap Agreements with the effect of canceling its position if it provides not less than two (2) Business Days prior written notice of such intent to the Administrative Agent, and concurrently with such notice the Required Lenders shall have the right to adjust the Borrowing Base in accordance with Section 2.07(f).

Section 8.16 Unrestricted Subsidiaries. The Parent Guarantor:

(a) will cause the management, business and affairs of each of the Credit Parties to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Credit Parties to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from each Credit Party.

(b) will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries.

(c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, any Credit Party.

Section 8.17 Keepwell. The Parent Guarantor will, and will cause the Borrower and each Guarantor to, provide such funds or other support as may be needed from time to time by the Borrower or any Guarantor, as applicable, to honor all of its obligations under this Agreement and any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.17, or otherwise under this Agreement or any other Loan Document, as it relates to the Borrower, any Restricted Subsidiary or any Guarantor, as applicable, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower and each Guarantor under this Section 8.17 shall remain in full force and effect until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated (or been collateralized in accordance with this Agreement) and all LC Disbursements shall have been reimbursed. The Borrower intends that this Section 8.17 constitute, and this Section 8.17 shall constitute, a “keepwell, support, or other agreement” for the benefit the Borrower and any Guarantor, as applicable, for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For the avoidance of doubt, the provision of such funds or other support as contemplated by this Section 8.17 shall in no event constitute Debt or Secured Obligations and, notwithstanding anything to the contrary in this Agreement or any other Loan Document, is in all respects permitted hereunder and thereunder.

Section 8.18 Use of Proceeds and Letters of Credit. The proceeds of the Loans and Letters of Credit will be used only to provide working capital, to refinance Debt under the Existing Whiting Credit Agreement, for exploration, development and/or acquisition of Oil and Gas Properties and for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

Section 8.19 Post-Closing Date Mortgage Amendments. Within sixty (60) days after the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Parent Guarantor will cause each applicable Credit Party to deliver executed amendments to the mortgages and deeds of trust described on Exhibit E, each in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE IX

NEGATIVE COVENANTS

From and after the Closing Date until Payment in Full, the Parent Guarantor and the Borrower covenants and agrees with the Lenders that:

Section 9.01 Financial Covenants.

(a) Ratio of Total Debt to EBITDAX. The Parent Guarantor will not, as of the last day of any fiscal quarter, permit its ratio of Total Debt as of such date to EBITDAX for the four fiscal quarters ending on such date to be greater than 4.0 to 1.0; provided, that for the purposes of determining the total ratio described above, if no Loans are outstanding, the value of Total Debt shall equal Total Net Debt.

(b) Current Ratio. The Parent Guarantor will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under FASB Statement of Financial Accounting Standards No. 815) to (ii) consolidated current liabilities (excluding non-cash obligations under FASB Statement of Financial Accounting Standards No. 815 and current maturities under this Agreement or with respect to other long-term debt) to be less than 1.0 to 1.0.

Section 9.02 Debt. The Parent Guarantor will not, and will not permit any Credit Party to, incur, create, assume or suffer to exist any Debt, except:

(a) the Loans and any other Secured Obligations and any guaranty of or suretyship arrangement in respect thereof.

(b) (i) Debt of the Parent Guarantor and the Credit Parties (including any outstanding commitments for such Debt) existing on the date hereof that is reflected in the Financial Statements, in the financial statements described in Section 7.04(b) or in Schedule 9.02 and (ii) the Existing Senior Notes and any Permitted Refinancing Debt in respect thereof.

(c) obligations to pay the deferred purchase price of Property or services (including the provision of services pursuant to drilling contracts), from time to time incurred in the ordinary course of business which are not greater than ninety (90) days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(d) Debt associated with bonds or surety obligations (i) required in connection with self-insurance or the performance of contracts or (ii) required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.

(e) intercompany Debt between Credit Parties to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than a Credit Party, and, provided further, that any such Debt for borrowed money owed by either the Borrower or a Guarantor shall be subordinated to the Secured Obligations on terms set forth in the Guaranty and Collateral Agreement.

(f) endorsements of negotiable instruments for collection in the ordinary course of business and Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, in each case, so long as such Debt is extinguished within 5 Business Days of the incurrence thereof.

(g) Permitted Additional Senior Notes issued by the Parent Guarantor, the Borrower or any Guarantor and any guarantees of such Debt by the Parent Guarantor, the Borrower or any other Guarantor, provided that (i) at the time of incurring such Debt (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Debt upon giving effect to the incurrence of such Debt (and any concurrent repayment of Debt with the proceeds of such incurrence), (ii) other than any Existing Senior Notes, such Debt does not have any scheduled amortization prior to ninety-one days after the Maturity Date, (iii) other than any Existing Senior Notes, such Debt does not mature sooner than one year after the Maturity Date, (iv) such Debt and any guarantees thereof are on prevailing market terms for similar situated companies, (v) if the Facility is subject to a Borrowing Base, the Borrowing Base is reduced pursuant to Section 2.07(e) and prepayment is made to the extent required by Section 3.04(c)(iii) and (vi) at the time such Permitted Additional Senior Notes are incurred, the Fixed Charge Coverage Ratio (as defined in the Fifth Supplemental Indenture dated December 27, 2017, among the Parent Guarantor, the guarantors party thereto and the Bank of New York Mellon Trust Company, N.A., as Trustee) for the Parent Guarantor’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Permitted Additional Senior Notes are incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the Permitted Additional Senior Notes had been incurred at the beginning of such four-quarter period; and any Permitted Refinancing Debt in respect thereof.

(h) Debt secured by Liens permitted under Section 9.03(d), subject to pro forma compliance with Section 9.01.

(i) Debt in the form of guaranties by the Parent Guarantor, the Borrower or any Guarantor of Debt of (A) other Credit Parties permitted under this Section 9.02 and (B) other Subsidiaries to the extent an Investment would be permitted under Section 9.05(g)(iii).

(j) Debt owed to insurance companies for premiums on policies required by Section 8.06.

(k) other Debt not to exceed, at the time of incurrence thereof, the greater of $500,000,000 and 4.0% of the Parent Guarantor’s consolidated total assets.

(l) Debt arising under Treasury Management Agreements in the ordinary course of business.

(m) Permitted Acquired Debt.

(n) Debt secured by Liens permitted under Section 9.03 (other than Section 9.03(d)).

(o) Debt incurred by the Parent Guarantor or any of the other Credit Parties arising from agreements providing for indemnification, adjustment of purchase price or similar obligations in connection with permitted dispositions of any business, assets or Subsidiary of the Parent Guarantor or any of the other Credit Parties.

(p) Debt of any Foreign Subsidiary, provided that the aggregate principal amount of all Debt permitted under this clause shall not exceed, at the time of incurrence thereof, $25,000,000.

(q) Permitted Refinancing Debt with respect to Debt permitted under Section 9.02(b)(i), Debt permitted under Section 9.02(n) and Debt permitted under this clause (q), and any guaranty obligations in respect of any of the foregoing.

Section 9.03 Liens. The Parent Guarantor will not, and will not permit any Credit Party to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Secured Obligations.

(b) Liens on Schedule 9.03.

(c) Excepted Liens.

(d) Liens encumbering assets securing Debt incurred to finance the purchase or construction of such assets (and any refinancings thereof to the extent such do not increase the principal amount thereof); provided that (i) the principal amount of the Debt secured by a purchased asset shall not exceed one hundred percent (100%) of the purchase price of such asset, (ii) such Liens shall not extend to or encumber any other asset of any Credit Party other than the agreement and proceeds and individual financings may be cross-collateralized with other asset specific acquisition/construction financings provided by such Person or its Affiliates, and (iii) such Liens shall attach to such purchased or constructed asset within 180 days after the acquisition or completion of the construction (or substantially contemporaneously with refinancings of such Debt to the extent such do not increase the amount thereof).

(e) Liens securing Debt owed to an insurance company permitted by Section 9.02(j).

(f) Liens on (or assignments of) property of a Person existing at the time such Person is merged into or consolidated with the Parent Guarantor or any Credit Party or becomes a direct or indirect Subsidiary of the Parent Guarantor; provided that such Liens or assignments were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Parent Guarantor or such Credit Party or acquired by the Parent Guarantor or such Credit Party.

(g) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business, and other similar Liens that, in the aggregate, do not materially detract from the value of the applicable assets or interfere with the ordinary conduct of the business of the Parent Guarantor or the Credit Parties.

(h) Liens securing reimbursement obligations incurred in the ordinary course of business for letters of credit, which Liens encumber only goods, or documents of title covering goods, which are purchased in transactions for which such letters of credit are issued.

(i) Liens securing obligations in respect of Capital Leases on assets subject to such leases and documents directly related thereto, provided that such leases are otherwise permitted hereunder.

(j) Liens on assets pledged in respect of defeased or discharged indebtedness.

(k) Liens on proceeds of any of the assets permitted to be the subject of any Lien or assignment permitted by this Section 9.03.

(l) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships, repurchase agreements and other Investments permitted to be made hereunder.

(m) contractual rights of set-off and similar rights securing Swap Agreements so long as any related Debt is permitted to be incurred hereunder.

(n) Liens on property of any Foreign Subsidiary securing Debt and other obligations in respect of such Debt of such Foreign Subsidiary permitted under Section 9.02.

(o) Liens relating to purchase orders and other agreements entered into with customers of the Parent Guarantor or any other Credit Party in the ordinary course of business.

(p) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same create Liens on the related inventory and proceeds thereof.

(q) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment or (ii) consisting of an agreement to dispose of any property in a disposition not prohibited hereunder, in each case solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien.

(r) Liens securing Permitted Acquired Debt (to the extent such Liens were not created in contemplation of the applicable acquisition).

(s) Liens securing other obligations or Debt in an aggregate principal amount not in excess of, at the time of creation, the greater of (i) $200,000,000 and (ii) 1.5% of the Parent Guarantor’s consolidated total assets.

(t) Liens securing Permitted Refinancing Debt solely to the extent the Refinanced Debt was secured by Liens permitted under this Section 9.03.

Section 9.04 Dividends, Distributions and Redemptions; Repayment of Senior Notes.

(a) Restricted Payments. The Parent Guarantor will not, and will not permit any Credit Party to, declare or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders on account of such Equity Interests or make any distribution of its Property to its Equity Interest holders on account of such Equity Interests, except

(i) the Parent Guarantor may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock) or in rights or options to acquire such Equity Interests,

(ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests,

(iii) cash payments in lieu of the issuance of fractional shares in connection with the exercise or conversion of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Parent Guarantor or any of the other Credit Parties,

(iv) withholding Tax payments made on behalf of employees in connection with the exercise by such employees of stock options or other rights to purchase Equity Interests or the vesting of restricted Equity Interests,

(v) that portion of any cash payment actually made by the Parent Guarantor or other Credit Party representing the “strike price” for any stock option, warrant or other convertible or exchangeable security payable by the holder thereof,

(vi) Restricted Payments by a Credit Party to the Parent Guarantor or another Credit Party,

(vii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Equity Interests of the Parent Guarantor by conversion into, or by or in exchange for, Equity Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent Guarantor) of other Equity Interests of the Parent Guarantor, with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 120 days after such sale,

(viii) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities,

(ix) the Parent Guarantor may make Restricted Payments pursuant to and in accordance with equity incentive plans, stock option plans or arrangements or other benefit plans or arrangements for management, employees or directors of the Parent Guarantor and the Credit Parties in an amount not to exceed (i) $20,000,000 during any fiscal year or (ii) $50,000,000 during the term of this Agreement, and

(x) if no Default, Event of Default or Borrowing Base Deficiency exists at the time of declaration, other Restricted Payments, provided that immediately after giving effect to such Restricted Payments, (1) the Borrower has unused availability under the Facility of not less than the greater of (A) $100,000,000 or (B) twenty percent (20%) of the then effective Borrowing Base and (2) the Parent Guarantor’s ratio of Total Debt as of such date to EBITDAX for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter shall not be greater than 3.0 to 1.0.

(b) Redemption of Senior Notes; Amendment of Indentures. The Parent Guarantor will not, and will not permit any Credit Party to, prior to the date that is ninety-one (91) days after the Maturity Date:

(i) Redeem any Senior Notes unless (A) such Redemption is for a price not greater than an amount equal to par plus accrued and unpaid interest and fees and the make-whole premium as set forth in the instrument evidencing such Senior Notes, (B) immediately after giving effect to such Redemption, the Borrower has unused availability under the Facility of not less than the greater of (1) $100,000,000 or (2) twenty percent (20%) of the then effective Borrowing Base and (C) the aggregate amount of consideration paid in respect of such Redemption (except to the extent using the net cash proceeds of Permitted Refinancing Debt in respect of the Senior Notes being Redeemed and/or the net cash proceeds of a new issuance of Equity Interests (other than Disqualified Capital Stock) of the Parent Guarantor) does not exceed $750,000,000; or

(ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes, any Permitted Refinancing Debt or the Indentures if the effect thereof would be to shorten its maturity or average life or increase the amount of any cash payment of principal thereof or increase the interest rate to the extent payable in cash or shorten any period for payment of interest thereon, provided that the foregoing shall not prohibit the execution of supplemental indentures associated with (A) the incurrence of additional Senior Notes to the extent permitted by Section 9.02, (B) the issuance of Permitted Refinancing Debt, (C) the addition of guarantors and issuers if required by the terms of any indenture governing any of the Senior Notes or any Permitted Refinancing Debt in respect thereof, provided such Person complies with Section 8.13(b), to the extent applicable or (D) the correction of defects, ambiguities or deficiencies which can be adopted without consent of all or any portion of the holders of the Senior Notes.

Section 9.05 Investments, Loans and Advances. The Parent Guarantor will not, and will not permit any Credit Party to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments reflected in the Financial Statements or in the financial statements described in Section 7.04(b) or which are disclosed to the Lenders in Schedule 9.05 and any refinancings or replacements thereof, to the extent that the amount of such Investment is not increased.

(b) accounts receivable arising in the ordinary course of business and endorsements of negotiable instruments for deposit and collection in the ordinary course of business.

(c) readily marketable direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d) commercial paper maturing within one year from the date of acquisition thereof rated in one of the two highest grades by S&P or Moody’s.

(e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively, or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency).

(f) cash, cash equivalents and deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

(g) Investments (measured on a cost basis) (i) made by the Parent Guarantor or the Borrower in or to the Parent Guarantor, the Borrower or the Subsidiary Guarantors, (ii) made by any Subsidiary in or to the Parent Guarantor, the Borrower or any Subsidiary Guarantor, (iii) made by the Parent Guarantor, the Borrower or any Guarantor in or to all other Domestic Subsidiaries (other than Excluded Subsidiaries) which are not Guarantors which together with the guaranties permitted by Section 9.02(i)(B) do not exceed as of the date of such Investment, 10% of the consolidated quarterly revenues of the Credit Parties as of the most recent delivered consolidated quarterly financial statements of the Credit Parties, (iv) made by the Borrower or any Guarantor in or to all Foreign Subsidiaries which do not exceed $25,000,000 in the aggregate during any fiscal year, and (v) made in Persons who after giving effect to such Investment become Subsidiary Guarantors, provided that upon giving pro forma effect to such Investment, no Default or Event of Default shall exist or result therefrom.

(h) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to any Credit Party or any Restricted Subsidiary as a result of a Bankruptcy Event of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Parent Guarantor or any of its Restricted Subsidiaries.

(i) prepayments on drilling contracts, deposits made for Property acquisitions and advance payments made on undeveloped leases and for configuration of gathering systems or otherwise in each case, all in the ordinary course of business of the Credit Parties.

(j) Investments in units of beneficial ownership issued by the Trusts owned on the Closing Date.

(k) loans and advances to officers, directors, employees, Affiliates and suppliers in the ordinary course of business not to exceed $50,000,000 outstanding at any time.

(l) Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

(m) Investments constituting deposits made in connection with the purchase of goods or services or to secure the performance of statutory obligations constituting Liens permitted hereunder, in each case in the ordinary course of business.

(n) with respect to any pension trust maintained for the benefit of any present or former employees of the Parent Guarantor or any other Credit Party, such loans, advances and/or Investments as the trustee or administrator of the trust shall deem advisable pursuant to the terms of such trust.

(o) Investments or transactions permitted under Sections 9.02, 9.04, 9.10 and 9.12.

(p) subject to Section 9.06, Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Parent Guarantor or a Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding, $50,000,000.

(q) other Investments made after the date hereof (including Investments in Unrestricted Subsidiaries and Excluded Subsidiaries made after the date hereof) not to exceed, in the aggregate at the time of any such Investment, the greater of $100,000,000 and 1.0% of the Parent Guarantor’s consolidated total assets (with the outstanding amount of Investments to be calculated in accordance with the last sentence of the definition of “Investment”).

(r) any Investment acquired by virtue of any Bail-In Action with respect to any Lender.

Section 9.06 Nature of Business. The Parent Guarantor will not, and will not permit any Credit Party to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company and activities reasonably incidental thereto. From and after the date hereof, the Parent Guarantor and its Domestic Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties that are not located within the geographical boundaries of the United States (or the Outer Continental Shelf adjacent to the United States of America) which exceeds $25,000,000 in the aggregate per year.

Section 9.07 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 8.18. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which would cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Federal Reserve Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Federal Reserve Board, as the case may be.

Section 9.08 ERISA Compliance. The Parent Guarantor will not, and will not permit any Credit Party to, at any time to the extent that any of the following could reasonably be expected to have a Material Adverse Effect:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Parent Guarantor, any Credit Party or ERISA Affiliate could reasonably be expected to be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a Tax imposed by Chapter 43 of Subtitle D of the Code.

(b) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Parent Guarantor, any Credit Party or ERISA Affiliate is required to pay as contributions thereto.

(c) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 9.09 Mergers, Etc. The Parent Guarantor will not, and will not permit any Credit Party to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”); provided that any Credit Party may participate in a consolidation with (a) the Borrower or another Credit Party so long as the Borrower (if the Borrower is party thereto) or another Credit Party shall be the continuing, surviving or transferee entity, (b) any other Subsidiary (provided that if one of such Subsidiaries is a Wholly-Owned Subsidiary, then the surviving, continuing or transferee Person shall be a Wholly-Owned Subsidiary), and (c) any other Person so long as, if the transaction involves the Parent Guarantor, the Parent Guarantor shall be the continuing, surviving or transferee entity.

Section 9.10 Sale of Oil and Gas Properties. The Parent Guarantor will not, and will not permit any Credit Party to sell, assign (other than assignments intended to convey a Lien), farm-out, convey or otherwise transfer (collectively, a “Sale”) any Oil and Gas Property or Equity Interests of any Restricted Subsidiary owning Oil and Gas Properties except for:

(a) the Sale of Hydrocarbons in the ordinary course of business;

(b) farmouts of undeveloped acreage to which no proved reserves are attributable and assignments in connection with such farmouts;

(c) the Sale of equipment that is no longer necessary or useful for the business of any Credit Party or is replaced by equipment of at least comparable value and use or the Sale of surplus equipment;

(d) the Sale of any Oil and Gas Property or any interest therein or the Sale of any Equity Interests of any Restricted Subsidiary owning Oil and Gas Properties; provided (with respect to this clause (d) only) that (i) the consideration received in respect of such Sale shall be any of the following (or a combination thereof) (1) cash and/or cash equivalents, (2) the assumption of liabilities not constituting debt for borrowed money associated with the assets that are the subject of such Sale (provided the assumption of liabilities shall not exceed 20% of the aggregate consideration for such Sale), (3) other Oil and Gas Properties (provided that such exchange qualifies for nonrecognition of gain or loss under the provisions of Section 1031 of the Code), or (4) in the case of farm-outs, carried or royalty or net profits interests in the Property subject of such farm-out (provided that notwithstanding the foregoing, if a Borrowing Base Deficiency results from such Sale, the cash portion of the consideration shall be an amount at least sufficient to pay such Borrowing Base Deficiency under Section 3.04(c)(iii)), (ii) the consideration received in respect of such Sale shall be equal to or greater than the fair market value of the Property subject to such Sale, (iii) if such Sale of Oil and Gas Property or Restricted Subsidiary (other than the Borrower) owning Oil and Gas Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a fair market value in excess of ten percent (10%) of the then effective Borrowing Base, the Borrowing Base shall be reduced, effective immediately upon such Sale, by an amount equal to the value, if any, assigned such Property in the most recently delivered Reserve Report and (iv) if any such Sale is of a Restricted Subsidiary (other than the Borrower) owning Oil and Gas Properties, such Sale shall include all the Equity Interests of such Restricted Subsidiary;

(e) the Sale of Oil and Gas Properties for other Oil and Gas Properties held by third parties to the extent such exchanged Oil and Gas Property is not currently included in the then applicable Borrowing Base and where the consideration therefor is solely other Oil and Gas Properties of substantially equivalent fair market value;

(f) the Sale of such Property to the extent that the other exceptions under this Section 9.10 do not apply or are not relied upon having a fair market value during any 6-month period not to exceed the greater of (i) $100,000,000 and (ii) 1.0% of the Parent Guarantor’s consolidated total assets determined as of the commencement of such 6-month period;

(g) the Sale of such Property by one Credit Party to another Credit Party to the extent permitted by Section 9.05 and the other terms of this Agreement;

(h) Restricted Payments of Oil and Gas Properties or Equity Interests in Restricted Subsidiaries owning any Oil and Gas Property (other than solely between Credit Parties) to the extent permitted by Section 9.04 (provided that if such Property was included in the Borrowing Base, such Property shall be included in the ten percent (10%) basket under clause (d)(iii) for the period during which such Restricted Payment was made); and

(i) the Sale of units of beneficial ownership in the Trusts; and

(j) the Redtail Disposition; provided that the Borrowing Base shall be reduced, effective immediately upon the Redtail Disposition, by $200,000,000, until the next Scheduled Redetermination Date.

Section 9.11 Environmental Matters. The Parent Guarantor will not, and will not permit any Credit Party to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations, Release or threatened Release, exposure, or Remedial Work could reasonably be expected to have a Material Adverse Effect.

Section 9.12 Transactions with Affiliates. The Parent Guarantor will not, and will not permit any Credit Party to, enter into any material transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Borrower, the Guarantors, Wholly-Owned Subsidiaries of the Parent Guarantor and any other Credit Party) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate, as determined by the board of directors or managers of the Parent Guarantor or such Credit Party in good faith; provided that the foregoing shall not apply to (a) any Restricted Payment permitted by Section 9.04, Debt permitted by Section 9.02, or Investments permitted by Section 9.05, (b) the payment of reasonable and customary directors’ fees and other benefits to Persons who are not otherwise Affiliates of any Credit Party, (c) any employment or severance or other employee compensation, benefit, arrangement or plan or any amendment thereto, entered into by any Credit Party in the ordinary course of business, (d) provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by law, (e) transactions with the Trusts and transactions contemplated by the Trust Agreements, and (f) reorganizations of the Credit Parties consummated for the purpose of reducing tax obligations of the Parent Guarantor and its Subsidiaries, so long as the aggregate value of assets owned by the Parent Guarantor and its Domestic Subsidiaries is not materially decreased as a result thereof.

Section 9.13 Subsidiaries. The Parent Guarantor will not, and will not permit any Credit Party to, create or acquire any additional Restricted Subsidiary unless the Parent Guarantor complies, if necessary, with Section 8.13(b) and Section 8.13(c).

Section 9.14 Negative Pledge Agreements; Dividend Restrictions. The Parent Guarantor will not, and will not permit any Credit Party that is a Domestic Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, the Existing Senior Notes or Liens permitted by Section 9.03(b) or Section 9.03(d), but such restriction shall apply only to the Property subject of such Liens) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, except for:

(a) any financial covenant in any agreement evidencing Debt permitted hereunder.

(b) any agreement (i) in effect on the date hereof and set forth on Schedule 9.14 or (ii) in effect at the time any Subsidiary becomes a Subsidiary of the Parent Guarantor, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Parent Guarantor.

(c) any Contractual Obligation incurred or provided in favor of any holder of obligations secured by a Lien permitted under Section 9.03 solely to the extent any such Contractual Obligation relates to (i) the property subject to such Lien, (ii) the agreement giving rise to such Contractual Obligation, but only to the extent, and for so long as, such Contractual Obligation is not terminated or rendered ineffective by the UCC or any other applicable law, and/or (iii) the proceeds of the foregoing.

(d) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and applicable solely to such joint venture entered into in the ordinary course of business.

(e) customary restrictions in leases, subleases, licenses or asset or equity sale agreements otherwise permitted hereunder so long as such restrictions relate solely to the assets, equity or entities subject thereto.

(f) customary provisions restricting subletting or assignment of any lease or other agreement entered into by the Parent Guarantor or any other Credit Party in the ordinary course of business.

(g) restrictions on cash or other deposits imposed in connection with contracts with customers entered into in the ordinary course of business and not otherwise prohibited hereunder.

(h) customary net worth provisions contained in real property leases entered into in the ordinary course of business, so long as Parent Guarantor has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Credit Parties to meet their ongoing obligations.

(i) agreements and instruments governing Debt permitted under Section 9.02(g) or Section 9.02(m) so long as the Parent Guarantor shall have determined in good faith (which determination shall be conclusive) that the applicable restrictions will not affect the ability of the Credit Parties to make any payments required under, or otherwise perform their respective obligations under, the Loan Documents.

(j) any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to above, provided that the same, in the good faith judgment of the Parent Guarantor, is no more restrictive in any material respect, taken as a whole, with respect to the Contractual Obligations that are the subject of this Section 9.14 than those contained in the existing contract, instrument or obligation prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 9.15 Swap Agreements. The Parent Guarantor will not, and will not permit any Credit Party to, enter into any Swap Agreements with any Person other than:

(a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed or at any time during the term of this Agreement (for a period of ten (10) Business Days after any relevant event which results in anticipated production being less than the percentage limitation set forth herein), eighty percent (80%) of the Credit Parties’ anticipated production of crude oil and natural gas from total proved Oil and Gas Properties (as reflected in the most recently delivered Reserve Report then delivered to the Administrative Agent or any interim reserve engineering delivered to the Administrative Agent) for each month during the sixty (60) month period during which such Swap Agreement is in effect, for each of crude oil and natural gas, calculated separately.

No Swap Agreement in respect of commodities shall have a tenor of longer than 5 years. For purposes of the foregoing volume limitations, (i) floors and puts shall be disregarded and (ii) notional volumes in respect of commodities hedging for production from Oil and Gas Properties for which a net profits interest has been conveyed to a Trust shall be disregarded.

(b) In addition to, and notwithstanding the provisions of Section 9.15(a), if the Borrower has delivered to the Administrative Agent a full executed and complete copy of a purchase and sale agreement (in form and substance reasonably satisfactory to the Administrative Agent) evidencing a proposed acquisition (a “subject acquisition”) by the Borrower or a Restricted Subsidiary, then the Borrower may enter into Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) so long as the notional volumes (when aggregated with other commodity Swap Agreements then in effect related to the subject acquisition other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, the lesser of (A) 100% of the Credit Parties’ anticipated production of crude oil and natural gas, calculated separately, from proved, producing Oil and Gas Properties (as reflected in the most recently delivered Reserve Report then delivered to the Administrative Agent or any interim reserve engineering delivered to the Administrative Agent) for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, and (B) the volume limitations which would otherwise be in effect under Section 9.15(a) after giving pro forma effect to the subject acquisition; provided that (1) upon consummation of such subject acquisition, the Credit Parties shall be in compliance with Section 9.15(a) and (2) in the event such subject acquisition does not close (or any material portion of such subject acquisition is not closed), the Credit Parties shall as soon as reasonably practicable, but in any event within forty-five (45) days of the termination or cancellation of the applicable purchase and sale agreement or subject acquisition, unwind or terminate all or such portion of such Swap Agreements so that the Credit Parties are compliant with Section 9.15(a).

(c) Swap Agreements in respect of interest rates entered into with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Parent Guarantor and the Credit Parties then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of any Credit Party’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Parent Guarantor and the Credit Parties then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of any Credit Party’s Debt for borrowed money which bears interest at a floating rate.

(d) In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Parent Guarantor or any other Credit Party to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.

(e) Notwithstanding the foregoing, the Parent Guarantor and any Subsidiary may enter into Swap Agreements in respect of crude oil or natural gas that are puts or floors, provided that such puts and floors are independent and are not matched with a ceiling or call (i.e., costless collars or participating structures).

Section 9.16 Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries.

(a) Unless designated as an Unrestricted Subsidiary on Schedule 7.13 as of the date hereof or thereafter, subject to Section 9.16(b), any Person that becomes a Wholly-Owned Subsidiary of the Parent Guarantor or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b) The Parent Guarantor may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) immediately prior, and upon giving effect, to such designation, neither a Default nor a Borrowing Base Deficiency would exist and (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Parent Guarantor’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05. Except as provided in this Section 9.16(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The Borrower may not be designated as an Unrestricted Subsidiary.

(c) The Parent Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation: (i) the representations and warranties of the Credit Parties contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default exists or would result therefrom and (iii) the Parent Guarantor complies with the requirements of Section 8.13 and Section 8.16. Any such designation shall be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Credit Party’s direct and indirect ownership interest in such Subsidiary or the amount of such Credit Party’s cost basis of its investment previously made for purposes of the limitation on Investments under Section 9.05(g).

(d) No Unrestricted Subsidiary shall have any Debt other than Non-Recourse Debt.

Section 9.17 Use of Proceeds and Letters of Credit. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or in a European Union Member State, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c) any representation or warranty made or deemed made by or on behalf of the Parent Guarantor or any other Credit Party in writing in or pursuant to any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any certificate furnished pursuant to any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made.

(d) the Parent Guarantor or any other Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, Section 8.03 or in Article IX.

(e) the Parent Guarantor or any other Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a) to (d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer otherwise becoming aware of such default.

(f) the Parent Guarantor or any other Credit Party shall fail to make any payment of principal or interest in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure continues after the applicable grace or notice period.

(g) any default or event of default occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Parent Guarantor or any other Credit Party to make an offer in respect thereof; provided that the cure or waiver of an occurrence of the aforementioned under the applicable Material Indebtedness shall be a cure of the related Event of Default under this Section 10.01(g); provided, further, that this Section 10.01(g) shall not apply to (A) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, so long as such Debt is repaid in accordance with its terms, (B) any change of control offer made within 60 days after an acquisition with respect to Debt assumed in connection with, or owing by an acquired entity at the time of, such acquisition unless such event results in the acceleration of such Debt, or (C) any mandatory prepayment requirement in any agreement arising from the receipt of net cash proceeds from the issuance of Debt or equity or any voluntary or involuntary disposition or using excess cash flow so long as, in each case, no default or event of default occurs under such agreement in connection with such mandatory prepayment requirement.

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Guarantor or any other Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Guarantor or any other Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) the Parent Guarantor or any other Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Guarantor or any other Credit Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j) the Parent Guarantor or any other Credit Party shall become unable, admit in writing its inability or fail generally to pay its debts generally as they become due.

(k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Credit Party or any combination thereof and the same shall remain unpaid or undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Parent Guarantor or any other Credit Party to enforce any such judgment.

(l) the Loan Documents (excluding the Security Instruments while the Security Requirements are not in effect) after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or while the Security Requirements are in effect, cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Parent Guarantor or any other Credit Party or any of their Affiliates shall so state in writing.

(m) an ERISA Event shall have occurred that, when taken into account with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

(n) a Change in Control shall occur.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j) at any time thereafter during the continuance of such Event of Default, the Majority Lenders may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(i)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(i)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) Except as otherwise provided in Section 4.03, all proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of principal outstanding on the Loans, Secured Obligations referred to in clauses (b) and (c) of the definition of Secured Obligations and to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure;

(v) fifth, pro rata to any other Secured Obligations; and

(vi) sixth, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash (other than contingent indemnification or similar obligations not then due and payable and Letters of Credit that have been collateralized), shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Secured Obligations described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to clause fourth above).

ARTICLE XI

THE AGENTS

Section 11.01 Authorization and Action.

(a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each of the Lenders and the Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each of the Lenders and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Lenders or the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each of the Lenders and the Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Bank with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Bank (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;

(ii) where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States of America or any state of the United States of America, the obligations and liabilities of the Administrative Agent to the relevant secured parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and

(iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The Administrative Agent shall remain responsible for the performance of its obligations under this Agreement notwithstanding any such appointment or delegation. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of the Arrangers, the Syndication Agents or the Documentation Agents shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Credit Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements, Secured Obligations and all other obligations that are owing by any Credit Party under any Loan Document and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Section 3.02, Section 3.05, Section 5.01, Section 5.03 and Section 12.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Bank, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 12.03). Nothing contained herein shall authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent and to the release of collateral and/or Credit Parties, in each case, pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each of the Lenders and the Issuing Bank, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

Section 11.02 Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Credit Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 12.04, (ii) may rely on the Register to the extent set forth in Section 12.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or the Issuing Bank and shall not be responsible to any Lender or the Issuing Bank for any statements, warranties or representations made by or on behalf of any Credit Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it, acting reasonably and in good faith, to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Section 11.03 Posting of Communications.

(a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each of the Lenders the Issuing Bank and each of the Credit Parties hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY OTHER AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER, THE ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT IN THE EVENT OF AN APPLICABLE PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any Credit Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each of the Lenders and the Issuing Bank agree that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each of the Lenders and the Issuing Bank agree (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, the Issuing Bank and the Borrower agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or the Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 11.04 The Administrative Agent Individually. With respect to its Commitment, Loans, LC Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or the Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Majority Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Majority Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

Section 11.05 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Bank and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section 11.05, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Instrument for the benefit of the Lenders and the Issuing Bank, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Lenders and the Issuing Bank, and continue to be entitled to the rights set forth in such Security Instrument and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section 11.05 (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Instrument, including any action required to maintain the perfection of any such security interest), and (ii) the Majority Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and the Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article XI and Section 12.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

Section 11.06 Acknowledgements of Lenders and the Issuing Bank.

(a) Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) The Agents shall not be required to keep themselves informed as to the performance or observance by the Parent Guarantor or any other Credit Party of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of any Credit Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arrangers shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Credit Party (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special counsel to the Administrative Agent only. Each other party hereto will consult with its own legal counsel at its own cost.

(c) Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

Section 11.07 Collateral Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 12.08 or with respect to a Lender’s or the Issuing Bank’s right to file a proof of claim in an insolvency proceeding, neither any Lender nor the Issuing Bank shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lenders and the Issuing Bank in accordance with the terms thereof.

(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Treasury Management Agreements the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Swap Obligations, will create in favor of any Lender or Issuing Bank that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of the Parent Guarantor or Credit Party under any Loan Document. By accepting the benefits of the Collateral, each Lender or Issuing Bank that is a party to any such arrangement in respect of Treasury Management Agreements or Swap Agreements, as applicable, has appointed the Administrative Agent to serve as administrative agent under the Loan Documents and agreed to be bound by the Loan Documents as a Lender or the Issuing Bank thereunder, subject to the limitations set forth in this paragraph.

(c) The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.03(c)-(r). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or the Issuing Bank for any failure to monitor or maintain any portion of the Collateral.

Section 11.08 Credit Bidding. The Lenders and the Issuing Bank hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections

363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Lenders and the Issuing Bank shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Lender’s and the Issuing Bank’s ratable interests in the Secured Obligations which were credit bid shall, without any further action under this Agreement, be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Lenders and the Issuing Bank, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Lender or the Issuing Bank or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders and the Issuing Bank pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Lender or the Issuing Bank or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Lender and the Issuing Bank are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Lender and the Issuing Bank shall execute such documents and provide such information regarding such Lender or the Issuing Bank (and/or any designee of the same which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 11.09 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the other Agents and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, the Parent Guarantor or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the other Agents and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:

(i) none of the Administrative Agent, the other Agents or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the other Agents or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent, the other Agents and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 11.10 Authority of Administrative Agent to Release Collateral, Liens and Subsidiaries. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to, and the Administrative Agent shall promptly after the Borrower’s request therefor, (a) release any collateral that is subject to a Sale permitted hereunder or otherwise entitled to be released pursuant to the terms of the Loan Documents, (b) release any Subsidiary of the Parent Guarantor from its Secured Obligations if such Subsidiary ceases (or contemporaneously with such release will cease) to be a Subsidiary of the Parent Guarantor as the result of a transaction or series of related transactions permitted under this Agreement, such Subsidiary becomes an Excluded Subsidiary or Unrestricted Subsidiary or such Subsidiary is otherwise entitled to be released pursuant to the terms of the Loan Documents, and (c) execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any of the foregoing. Without limiting the foregoing, the Liens under the Loan Documents on Properties subject to Sales permitted hereunder from time to time shall automatically be released upon such Sales without the necessity of any further action by any party.

Section 11.11 The Arrangers, the Syndication Agents and the Documentation Agents. The Arrangers, each of the Syndication Agents and each of the Documentation Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, as follows:

(i) if to the Parent Guarantor or the Borrower, to it at 1700 Broadway Street, Suite 2300, Denver, Colorado 80290, Attention: Michael J. Stevens (e-mail: Mike.Stevens@whiting.com);

(ii) if to the Administrative Agent or to JPMorgan Chase Bank, N.A., as the Issuing Bank, to JPMorgan Chase Bank, N.A., Mid-Corp Loan Administration, 10 South Dearborn, Floor L2S, Chicago, Illinois 60603-2003, Attention of Malcom Brown (Facsimile No. 888-292-9533), with a copy to JPMorgan Chase Bank, N.A., 1125 17th Street, Floor 3, Denver, Co 80202, attention of Ryan Fuessel (Facsimile No. 713-216-7770); and

(iii) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by Approved Electronic Communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed to be received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed to be received upon the receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address, facsimile number or e-mail addresses for notices and other communications hereunder by notice to the other parties hereto.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Subject to Section 3.03, neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent Guarantor, the Borrower and the Majority Lenders or by the Parent Guarantor, the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (1) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (2) at any time while the Facility is subject to a Borrowing Base, increase the Borrowing Base without the written consent of each Lender, decrease or affirm at the existing amount the Borrowing Base without the consent of the Required Lenders, or modify Section 2.07 in any manner without the consent of each Lender; provided that a Scheduled Redetermination may be postponed by the Required Lenders, (3) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than any waiver or amendment with respect to the application of a higher rate of interest under Section 3.02(c)), or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender to which such principal, interest, fees or Secured Obligations are payable, (4) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender or a party to a Swap Agreement secured by the Security Instruments which is not a Lender (or an Affiliate of a Lender) at the time of such agreement to which such principal, interest, fees or Secured Obligations are payable, it being understood that this clause (4) shall not apply to waivers, amendments or consents with respect to the mandatory prepayment provisions in Section 3.04(c) or Section 3.04(d) or provisions relating thereto, (5) change any provision of this Agreement in any manner that would alter the pro rata sharing of payments required hereby, without the written consent of each Lender directly affected thereby, (6) waive or amend Section 6.01, Section 8.13 or Section 12.13 without the written consent of each Lender, (7) change any of the provisions of this Section 12.02(b) or the definitions of “Required Lenders”, “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender directly affected thereby, (8) amend or otherwise modify any Security Instrument in a manner that results in the Secured Obligations owed to any Person under any Swap Agreement secured by such Security Instrument no longer being secured thereby, without the written consent of such Person; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be, or (9) other than in accordance with the terms of the Loan Documents, release any Credit Party or release any Guarantor (except as set forth in the Guaranty and Collateral Agreement) or release all or a substantial portion of the Collateral without the written consent of all Lenders. Notwithstanding the foregoing, so long as each designation of an Unrestricted Subsidiary set forth therein complies with this Agreement, any supplement to Schedule 7.13 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

(c) Notwithstanding the foregoing, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

(d) Notwithstanding any provision herein to the contrary, as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), it being understood that the Arrangers and the Administrative Agent (and their Affiliates) shall be limited to a single primary counsel and no more than one local counsel in each jurisdiction in which a Credit Party or Collateral is located, (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by the Administrative Agent (and its Affiliates) and the Lenders, including the fees, charges and disbursements counsel, it being understood that collectively, the Administrative Agent (and its Affiliates) and the Lenders shall be limited to a single primary counsel (unless there is a conflict of interest among the Administrative Agent and the Lenders, defenses or claims exist with respect the Administrative Agent or a Lender that are not available to either the Administrative Agent or other Lender or the Borrower otherwise agrees in writing) and no more than one local counsel in each jurisdiction in which a Credit Party or collateral is located or a remedy pursued, in connection with the enforcement or protection of its and the Lenders’ rights in connection with this Agreement or any other Loan Document or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGERS, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION (INCLUDING ANY CLAIM, LITIGATION OR PROCEEDING INITIATED BY THE PARENT GUARANTOR, THE BORROWER, OR ANY OF THEIR AFFILIATES) OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, (v) THE OPERATIONS OF THE BUSINESS OF THE PARENT GUARANTOR AND THE CREDIT PARTIES BY THE PARENT GUARANTOR AND THE CREDIT PARTIES, (vi) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY, (ix) THE PAST OWNERSHIP BY THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE,

USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT GUARANTOR OR ANY OTHER CREDIT PARTY, OR (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT SUCH CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING IS BROUGHT BY A CREDIT PARTY OR THEIR RESPECTIVE EQUITY HOLDERS, AFFILIATES, CREDITORS OR ANY THIRD PERSON AND WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT THE INDEMNITY SET FORTH HEREIN SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO SUCH INDEMNITEE THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH, BREACH OF CONTRACT OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE; AND PROVIDED FURTHER THAT THE INDEMNITY SET FORTH HEREIN SHALL NOT APPLY TO DISPUTES BETWEEN LENDERS UNLESS SUCH DISPUTE RESULTS FROM THE EXISTENCE OF A BREACH OF ANY LOAN DOCUMENT BY A CREDIT PARTY. WITH RESPECT TO THE OBLIGATION TO REIMBURSE AN INDEMNITEE FOR FEES, CHARGES AND DISBURSEMENTS OF COUNSEL, EACH INDEMNITEE AGREES THEY WILL AS A GROUP UTILIZE ONE PRIMARY COUNSEL (PLUS NO MORE THAN ONE ADDITIONAL COUNSEL IN EACH JURISDICTION WHERE A PROCEEDING THAT IS THE SUBJECT MATTER OF THE INDEMNITY IS LOCATED) UNLESS (1) THERE IS A CONFLICT OF INTEREST AMONG INDEMNITEES, (2) DEFENSES OR CLAIMS EXIST WITH RESPECT TO ONE OR MORE INDEMNITEES THAT ARE NOT AVAILABLE TO ONE OR MORE OTHER INDEMNITEES OR (3) SPECIAL COUNSEL IS REQUIRED TO BE RETAINED AND THE BORROWER CONSENTS TO SUCH RETENTION. THIS SECTION 12.03(B) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, OR DAMAGES ARISING FROM ANY NON-TAX CLAIM.

(c) Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraph (a) or (b) of this Section 12.03 to any Agent, the Arrangers, or the Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section 12.03 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section 12.03 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) To the extent permitted by applicable law, (i) no Credit Party shall assert, and hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), in the absence of such Indemnitee’s gross negligence or willful misconduct, and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in clause (d)(ii) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section 12.03 shall be payable promptly after written demand therefor attaching the relevant invoices and/or a certificate, in each case setting forth the basis for such demand in reasonable detail and a reasonably detailed calculation thereof.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither the Parent Guarantor nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer without such consent shall be null and void), (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04 and (iii) no Lender may assign to the Borrower or to an Affiliate of the Borrower all or any portion of such Lender’s rights and obligations under the Agreement or all or any portion of its Commitments or the Loans owing to it hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees, other than a natural person or a Defaulting Lender, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, to any other assignee; provided that the assignor shall notify the Borrower of any such assignment that does not require the consent of the Borrower prior to or promptly after such assignment (it being understood that failure by any such assignor to provide such notification shall not limit the effectiveness of such assignment); and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent (which consent shall not be unreasonably withheld), provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing, and provided further that if the Borrower has not responded within ten (10) Business Days after the delivery to the Borrower of any written request for a consent, such consent shall have been given;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of only one Facility;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if (prior to such assignment) it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E) no Lender may assign or otherwise transfer any of its rights or obligations hereunder to a Disqualified Institution without the Borrower’s prior written consent.

Notwithstanding any provision of this Agreement to the contrary, no Disqualified Institution shall have any voting or information rights under this Agreement or any other Loan Document.

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 as to events occurring within the stated timeframes and prior to such assignment). Any assignment or transfer that does not comply with this Section 12.04 shall be shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c); provided that any assignment or transfer by a Lender of rights or obligations under this Agreement to a Defaulting Lender or an Affiliate thereof, shall be null and void.

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on any Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders (and the Administrative Agent shall promptly so post the DQ List after the Administrative Agent’s receipt thereof in accordance with the definition of “Disqualified Institutions”) and (B) provide the DQ List to each Lender requesting the same. The Administrative Agent shall have no duty to ascertain, monitor, or enforce compliance with the DQ List.

(v) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent demonstrable error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(vi) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d) – (e), Section 4.02, or Section 12.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (other than any Defaulting Lender or Affiliate thereof or any Disqualified Institution) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.03 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(a). To the extent permitted by law, each Participant shall also be entitled to the benefits of Section 12.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. In the case of a sale, transfer or assignment of participations to a Disqualified Institution, such sale, transfer or assignment shall not be null and void.

(ii) A Participant shall not be entitled to (A) receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender is entitled to receive or (B) any rights (or exercise thereof) under Section 5.04(b) that the applicable Lender would not have been entitled to under Section 5.04(b), in each case, with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any demand for payment by a Participant of an amount under Section 5.01 or Section 5.03 in respect of any event or circumstance in excess of the amount demanded in accordance with such Section by the applicable Lender in respect thereof shall be null and void.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

(f) Any seller of a participation hereunder shall be entitled to rely conclusively on a representation of the Participant in the relevant participation agreement that such purchaser is not a Disqualified Institution, provided that (i) such Participant is not then identified on the DQ List as shared with the Participant in accordance with Section 12.11 herein and (ii) such reliance by such seller of a participation is in good faith and reasonable under the circumstances existing at the time of sale of the participation, including any facts known to or reasonably knowable by the seller of the participation at such time. The Administrative Agent shall not have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions.

(g) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation, or disclosure of confidential information, to any Disqualified Institution. The Borrower shall indemnify the Administrative Agent against any and all actual losses, claims, damages, liabilities and related expenses incurred by it arising out of any assignment or participation or disclosure of confidential information to a Disqualified Institution in violation of this Section 12.04.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by any Credit Party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless cash collateralized) and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and each Credit Party shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(d) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any deposits held in any trustee, agency, fiduciary or other capacity for the benefit of one or more third parties) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or the Issuing Bank to or for the credit or the account of the Parent Guarantor or any other Credit Party against any of and all the obligations of the Parent Guarantor or any other Credit Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Parent Guarantor or any other Credit Party may be contingent or unmatured or are owed to a branch office of such Lender or the Issuing Bank different from the branch office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.03 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and the Issuing Bank under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or the Issuing Bank may have. Each of the Lenders and the Issuing Bank agree to notify the Parent Guarantor, the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND FURTHER, SUBMITS ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY APPELLATE COURT OF THE AFORESAID COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY INSTRUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY CREDIT PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED.

(b) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(c) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or to any credit insurance provider relating to the Borrower and its obligations under the Loan Documents, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and in connection therewith, to the extent permitted by applicable law or such legal process, the disclosing Person agrees to inform the Parent Guarantor of such disclosure or pending disclosure), (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement for the benefit of the Credit Parties containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Credit Party and its obligations; provided that no such disclosure shall be made to any Person that is a Disqualified Institution; provided, however, that the DQ List may be provided to any prospective assignee or Participant in connection with a bona fide potential sale of rights or obligations under this Agreement, (g) on a confidential basis to (1) any rating agency in connection with rating the Parent Guarantor, the Borrower, or any other Credit Party or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent the disclosing party proves that such Information had become publicly available other than as a result of a breach of this Section 12.11 or (ii) had become available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Parent Guarantor or any Credit Party; provided that such source was not bound by a confidentiality agreement with the Parent Guarantor or any Credit Party known to the Administrative Agent, the Issuing Bank or the Lender, as applicable. For the purposes of this Section 12.11, “Information” means all information received from the Parent Guarantor or any other Credit Party relating to the Parent Guarantor, or any other Credit Party and their businesses other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Secured Obligations shall also extend to and be available on a pro rata basis to any Person under any Swap Agreement between the Parent Guarantor, the Borrower or any other Credit Party and such Person if either (i) at the time such Swap Agreement was entered into, such Person was a Lender or Affiliate of a Lender hereunder or (ii) such Swap Agreement was in effect on the Closing Date and such Person or its Affiliate was a Lender on the Closing Date, in each case, after giving effect to all netting arrangements relating to such Swap Agreements. No Lender in its capacity as a party to a Swap Agreement that obtains the benefits of the remedies and application of proceeds provisions contained in any Loan Document by virtue of the provisions hereof shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of the Loan Documents to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, obligations or other liabilities arising under Swap Agreements.

Section 12.14 No Third Party Beneficiaries. This Agreement and the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder, are solely for the benefit of the Parent Guarantor, the Borrower and the other Credit Parties, and no other Person (including, without limitation, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.15 USA Patriot Act Notice. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Parent Guarantor and the Borrower that, pursuant to the Act, it is required to obtain, verify and record information that identifies the Parent Guarantor and the Borrower, which information includes the name and address of the Parent Guarantor and the Borrower and other information that will allow such Lender to identify the Parent Guarantor and the Borrower in accordance with the Act.

Section 12.16 Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Properties” (as defined herein or in any other Loan Document) and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Section 12.17 Exiting Lenders. Simultaneously with the amendment and restatement of the Existing Whiting Credit Agreement on the Closing Date under Section 2.01(b), BAML Credit Products, Santander Bank, N.A., BNP Paribas, Raymond James Bank, N.A., Natixis, HSBC Bank USA, National Association and Morgan Stanley Bank, N.A. (the “Exiting Lenders”) shall be deemed to have irrevocably sold and assigned ratably to the Lenders (the “Assignees”), and the Assignees shall be deemed to have irrevocably purchased and assumed from the Exiting Lenders, all of the Exiting Lenders’ rights and obligations in their capacity as lenders under the Existing Whiting Credit Agreement and any other documents or instruments delivered pursuant thereto with respect to the Exiting Lenders’ Maximum Credit Amount, Commitment, Loans and LC Disbursements owing to such Exiting Lender. Such sales, assignments, purchases and assumptions shall be deemed to have been effected by way of, and subject to the terms and conditions of, an Assignment and Assumption attached as Exhibit F to this Agreement without the payment of any related assignment fee, and, except for replacement Notes to be provided to the Assignees in the appropriate principal amounts (to the extent the Assignees request to receive such Notes), no other documents or instruments shall be, or shall be required to be, executed in connection with such sales, assignments, purchases and assumptions (all of which are hereby waived). Any payments that would otherwise be required pursuant to Section 5.02 solely as a result of the foregoing sales, assignments, purchases and assumptions on the Closing Date are hereby waived. The Exiting Lender and the Assignees shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such sales, assignments, purchases and assumptions. The Exiting Lenders waive any notice required under the Existing Whiting Credit Agreement to the extent that such notice relates to the voluntary prepayments under the Existing Whiting Credit Agreement contemplated hereby.

Section 12.18 Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Each Lender confirms as of the Closing Date (or, if later, the date upon which such Lender becomes a party to this Agreement) that, unless notified in writing to the Borrower and the Administrative Agent, it is not an EEA Financial Institution. Each Lender shall promptly notify the Borrower and the Administrative Agent if for any reason, at any time, it becomes an EEA Financial Institution.

Section 12.19 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT “INFORMATION” (AS DEFINED IN SECTION 12.11) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE PARENT GUARANTOR, THE BORROWER AND ITS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE PARENT GUARANTOR OR THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION,

WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE PARENT GUARANTOR, THE BORROWER, EACH OTHER CREDIT PARTY AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE PARENT GUARANTOR, THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 12.20 No Fiduciary Duty, etc. The Credit Parties acknowledge and agree, that none of the Lenders nor the Issuing Bank will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Lender and the Issuing Bank is acting solely in the capacity of an arm’s length contractual counterparty to the Credit Parties with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Credit Parties or any other person. The Credit Parties agree that they will not assert any claim against any of the Lenders or the Issuing Bank based on an alleged breach of fiduciary duty by such Lender or Issuing Bank in connection with this Agreement and the transactions contemplated hereby. Additionally, the Credit Parties acknowledge and agree that none of the Lenders nor the Issuing Bank are advising the Credit Parties as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction in connection with the transactions contemplated by this Agreement. The Credit Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Lenders and the Issuing Bank shall have no responsibility or liability to the Credit Parties with respect thereto.

The Credit Parties further acknowledge and agree that each of the Lenders and the Issuing Bank, together with their Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any of the Lenders or the Issuing Bank may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Credit Parties and other companies with which the Credit Parties may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any of the Lenders or the Issuing Bank or any of their customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, the Credit Parties acknowledge and agree that each of the Lenders and the Issuing Bank and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Credit Parties may have conflicting interests regarding the transactions described herein and otherwise. None of the Lenders nor the Issuing Bank will use confidential information obtained from the Credit Parties by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Credit Parties in connection with the performance by such Lender or Issuing Bank of services for other companies, and no Lender or Issuing Bank will furnish any such information to other companies. The Credit Parties also acknowledge that none of the Lenders nor the Issuing Bank has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Credit Parties, confidential information obtained from other companies.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WHITING PETROLEUM CORPORATION, as Parent Guarantor

By:	/s/ Bradley J. Holly
Name:	Bradley J. Holly
Title:	President and Chief Executive Officer

WHITING OIL AND GAS CORPORATION, as Borrower

By:	/s/ Bradley J. Holly
Name:	Bradley J. Holly
Title:	President and Chief Executive Officer

Signature Page

Seventh Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Lender and Issuing Bank

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

Signature Page

Seventh Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION., as a Lender and Documentation Agent

By:	/s/ Tara R. McLean
Name:	Tara R. McLean
Title:	Vice President

Signature Page

Seventh Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender and Syndication Agent

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

Signature Page

Seventh Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and Syndication Agent

By:	/s/ Sarah Thomas
Name:	Sarah Thomas
Title:	Director

Signature Page

Seventh Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender and Syndication Agent

By:	/s/ Wes Fontana
Name:	Wes Fontana
Title:	Managing Director

Signature Page

Seventh Amended and Restated Credit Agreement

ABN AMRO CAPITAL USA LLC, as a Lender and Documentation Agent

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Managing Director

Signature Page

Seventh Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page

Seventh Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

Signature Page

Seventh Amended and Restated Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Gabriela Azcarate
Name:	Gabriela Azcarate
Title:	Vice President

Signature Page

Seventh Amended and Restated Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

Signature Page

Seventh Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender and Documentation Agent

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

Signature Page

Seventh Amended and Restated Credit Agreement

SUNTRUST BANK, as a Lender and Documentation Agent

By:	/s/ Arize Agumadu
Name:	Arize Agumadu
Title:	Vice President

Signature Page

Seventh Amended and Restated Credit Agreement

BOKF, NA D/B/A BANK OF OKLAHOMA, as a Lender

By:	/s/ Benjamin H. Adler
Name:	Benjamin H. Adler
Title:	Vice President

Signature Page

Seventh Amended and Restated Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Ryan K. Michael
Name:	Ryan K. Michael
Title:	Senior Vice President

Signature Page

Seventh Amended and Restated Credit Agreement

COMERICA BANK, as a Lender

By:	/s/ Mark Fuqua
Name:	Mark Fuqua
Title:	Executive Vice President

Signature Page

Seventh Amended and Restated Credit Agreement

FIFTH THIRD BANK, as a Lender

By:	/s/ Jonathan H. Lee
Name:	Jonathan H. Lee
Title:	Director

Signature Page

Seventh Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David M. Bornstein
Name:	David M. Bornstein
Title:	Senior Vice President

Signature Page

Seventh Amended and Restated Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Managing Director

Signature Page

Seventh Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Katsuyuki Kubo
Name:	Katsuyuki Kubo
Title:	Managing Director

Signature Page

Seventh Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH as a Lender

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

Signature Page

Seventh Amended and Restated Credit Agreement

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	8.57%	$150,000,000.00
Wells Fargo Bank, National Association	8.57%	$150,000,000.00
Bank of America, N.A.	8.57%	$150,000,000.00
Capital One, National Association	8.57%	$150,000,000.00
U.S. Bank National Association	5.71%	$100,000,000.00
ABN Amro Capital USA LLC	5.71%	$100,000,000.00
Royal Bank of Canada	5.71%	$100,000,000.00
SunTrust Bank	5.71%	$100,000,000.00
Canadian Imperial Bank of Commerce	4.29%	$75,000,000.00
Citibank, N.A.	4.29%	$75,000,000.00
ING Capital LLC	4.29%	$75,000,000.00
The Bank of Nova Scotia, Houston Branch	4.29%	$75,000,000.00
KeyBank National Association	4.29%	$75,000,000.00
Fifth Third Bank	4.29%	$75,000,000.00
Sumitomo Mitsui Banking Corporation	2.86%	$50,000,000.00
Compass Bank	2.86%	$50,000,000.00
Branch Banking and Trust Company	2.86%	$50,000,000.00
Regions Bank	2.86%	$50,000,000.00
BOKF, NA d/b/a Bank of Oklahoma	2.86%	$50,000,000.00
Comerica Bank	2.86%	$50,000,000.00

Total	100%	$1,750,000,000.00

Annex I - 1

EXHIBIT A

FORM OF NOTE

$[ ]	[ ], 20[ ]

FOR VALUE RECEIVED, Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to [            ] (the “Lender”), at the principal office of JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), at [            ], the principal sum of [            ] Dollars ($[            ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Seventh Amended and Restated Credit Agreement dated as of April 12, 2018 among Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized definitional terms used in this Note but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

Exhibit A -1

EXHIBIT B

FORM OF BORROWING REQUEST

[                    ], 20[    ]

Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), and Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), pursuant to Section 2.03 of the Seventh Amended and Restated Credit Agreement dated as of April 12, 2018 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, the Parent Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized definitional term used herein has the meaning set forth in the Credit Agreement), hereby requests a Borrowing as follows:

(i) Aggregate amount of the requested Borrowing is $[            ];

(ii) Date of such Borrowing is [            ], 20[ ];

(iii) Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv) In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [            ];

(v) The amount of Borrowing Base in effect on the date hereof is $[            ];

(vi) The total Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[            ];1

(vii) The Pro forma total Credit Exposures (giving effect to the requested Borrowing) is $[            ]; and

(viii) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[                    ]

[                    ]

[                    ]

[                    ]

[                    ]

[1]	The total Credit Exposures shall not exceed the total Commitments on the date hereof.

Exhibit B -1

The undersigned certifies that he/she is the [            ] of the Parent Guarantor and the [            ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Parent Guarantor and the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the conditions in Section 6.02 of the Credit Agreement have been satisfied.

WHITING PETROLEUM CORPORATION

By:
Name:
Title:

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

Exhibit B -2

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[            ], 20[    ]

Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), pursuant to Section 2.04 of the Seventh Amended and Restated Credit Agreement dated as of April 12, 2018 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Whiting Petroleum Corporation, a Delaware corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized definitional term used herein has the meaning set forth in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i) The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [            ];

(ii) The effective date of the election made pursuant to this Interest Election Request is [            ], 20[    ];[and]

(iii) The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]

[(iv) [If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [            ]].

The undersigned certifies that he/she is the [            ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the conditions to the requested continuation or conversion in Section 6.02 of the Credit Agreement have been satisfied.

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

Exhibit C -1

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [            ] of Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), and the [    ] of Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower and the Parent Guarantor. With reference to the Seventh Amended and Restated Credit Agreement dated as of April 12, 2018 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, the Parent Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized definitional term used herein has the same meaning given to it in the Agreement unless otherwise specified):

(a) No Default has occurred and is continuing as of the date hereof [except [specify Default and describe the details thereof and any action taken or proposed to be taken with respect thereto].]

(b) Attached hereto are the detailed computations necessary to determine whether the Parent Guarantor is in compliance with Section 9.01 of the Agreement as of the end of the [fiscal quarter][fiscal year] ending [            ].

(c) No change in GAAP or in the application thereof has occurred since December 31, 2017 which materially changes the calculation of any covenant or affects compliance with the terms of the Agreement except as has been previously disclosed to the Administrative Agent [or specify the change in GAAP and the effect thereof]2.

[Signature Page to Follow]

[2]	Required only for Compliance Certificates delivered in connection with the delivery of annual financial statements.

Exhibit D – 1

EXECUTED AND DELIVERED this [            ] day of [            ].

WHITING PETROLEUM CORPORATION

By:
Name:
Title:

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

Exhibit D - 2

EXHIBIT E

SECURITY INSTRUMENTS

1)	Second Amended and Restated Guaranty and Collateral Agreement dated as of the Closing Date by the Parent Guarantor, the Borrower and certain Subsidiary Guarantors, in favor of the Administrative Agent and the Lenders.

2)	UCC-1 Financing Statements (or, as to Whiting Canadian Holding Company ULC, the equivalent under Canadian law) in respect of item 1, by the following Credit Parties granting security interests under the agreement in item 1:

a)	The Parent Guarantor.

b)	The Borrower.

c)	Whiting Canadian Holding Company ULC.

d)	Whiting Resources Corporation.

e)	Whiting US Holding Company.

3)	Stock Powers delivered in respect of the Equity Interests pledged under the agreement in item 1 by the Credit Parties in item 2.

4)	Mortgages and Deeds of Trust or Amendments to existing Mortgages and Deeds of Trust, as the case may be, in respect of each Borrowing Base Property, recorded or to be recorded in the appropriate local recording offices where the respective Borrowing Base Properties are located, relating to the following mortgagors:

a)	The Borrower.

b)	Whiting Resources Corporation.

5)	UCC-1 Financing Statements in respect of the instruments in item 4.

6)	Account control agreements agreed to pursuant to the agreement in item 1 by the Credit Parties in item 2.

Exhibit E-1

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION3

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized definitional terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]4]

3.	Borrower:	Whiting Oil and Gas Corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

[3]	The Assignor shall notify the Borrower of any such assignment that does not require the consent of the Borrower prior to or promptly after such assignment pursuant to Section 12.04(b)(i)(A).
[4]	Select as applicable.

Exhibit F - 1

5.	Credit Agreement:	Seventh Amended and Restated Credit Agreement dated as of April 12, 2018 among Whiting Oil and Gas Corporation, as Borrower, Whiting Petroleum Corporation, as Parent Guarantor, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6. Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[5]
	$	$		%
	$	$		%
	$	$		%

Effective Date:                          , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit F - 2

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

[Consented to:[6]

WHITING OIL AND GAS CORPORATION, as Borrower

By
Title:]

[6]	If required.

Exhibit F - 3

ANNEX 1

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF APRIL 12, 2018 AMONG

WHITING OIL AND GAS CORPORATION, AS BORROWER

WHITING PETROLEUM CORPORATION, AS PARENT GUARANTOR,

JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

THE LENDERS AND THE OTHER AGENTS PARTIES THERETO

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent Guarantor, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent Guarantor, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) as of the date hereof, is not (and would not be, after giving effect to this Assignment and Assumption) a Defaulting Lender, an Affiliate thereof or a Disqualified Institution and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit F - 4

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F - 5

EXHIBIT G-1

FORM OF MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT

THIS MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT (this “Agreement”) dated as of [            ], 20[    ] is between [Insert name of Existing Lender] (“Existing Lender”), Whiting Oil and Gas Corporation, a Delaware corporation (“Borrower”), Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below. Each capitalized definitional term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.

R E C I T A L S

A. The Borrower, the Parent Guarantor, the Administrative Agent and certain Lenders and agents have heretofore entered into that certain Seventh Amended and Restated Credit Agreement, dated as of April 12, 2018 as amended from time to time (the “Credit Agreement”).

B. The Borrower has heretofor requested pursuant to Section 2.06 of the Credit Agreement that the Aggregate Maximum Credit Amounts be increased to $ [                    ] by increasing the Maximum Credit Amount of one or more Lenders (including the Existing Lender).

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01 Commitment Increase.

(a) Pursuant to Section 2.06(c) of the Credit Agreement, effective as of the Effective Date (used herein as defined below) the Existing Lender’s Maximum Credit Amount is hereby increased from $[             ] to $[             ].

(b) Effective as of the Effective Date the increase in the Existing Lender’s Maximum Credit Amount hereby supplements Annex I to the Credit Agreement, such that after giving effect to the inclusion of the Maximum Credit Amount increase contemplated hereby, Annex I to the Credit Agreement is amended and restated to read as set forth on Schedule 2.06 attached hereto.

Section 1.02 Representations and Warranties; Agreements. The Existing Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to increase its Commitment, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any

Exhibit G-1 -1

other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.06(c) of the Credit Agreement).

Section 1.03 Effectiveness. This Agreement shall become effective as of [ ] (the “Effective Date”), subject to the Administrative Agent’s receipt of (a) counterparts of this Agreement duly executed on behalf of [the Existing Lender] and the Borrower; and (b) an Administrative Questionnaire duly completed by each Additional Lender.

Section 1.04 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 1.05 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 1.06 Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 1.07 Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.01 of the Credit Agreement.

[Signature Page to Follow]

Exhibit G-1 -2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

WHITING PETROLEUM CORPORATION

By:
Name:
Title:

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

LENDER	[ ]

By:
Name:
Title:

Exhibit G-1 -3

SCHEDULE 2.06

LIST OF MAXIMUM CREDIT AMOUNTS AFTER

MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage		Maximum Credit Amount
[ ]	[ ]	%	$	[ ]
[ ]	[ ]	%	$	[ ]
[ ]	[ ]	%	$	[ ]
[ ]	[ ]	%	$	[ ]
[ ]	[ ]	%	$	[ ]
[ ]	[ ]	%	$	[ ]
[ ]	[ ]	%	$	[ ]
[ ]	[ ]	%	$	[ ]
[ ]	[ ]	%	$	[ ]
[ ]	[ ]	%	$	[ ]

TOTAL	100.00%		$	[ ]

Exhibit G-1 -4

EXHIBIT G-2

FORM OF ADDITIONAL LENDER CERTIFICATE

THIS ADDITIONAL LENDER CERTIFICATE (this “Agreement”) dated as of [             ], 20[     ], is between [Insert name of Additional Lender] (the “Additional Lender”), Whiting Oil and Gas Corporation, a Delaware corporation (“Borrower”), Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), and JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below. Each capitalized definitional term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.

R E C I T A L S

A. The Borrower, the Parent Guarantor, the Administrative Agent and certain Lenders and agents have heretofore entered into a Seventh Amended and Restated Credit Agreement, dated as of April 12, 2018 as amended from time to time (the “Credit Agreement”).

B. The Borrower has heretofor requested pursuant to Section 2.06 of the Credit Agreement that the Aggregate Maximum Credit Amounts be increased to $[            ] by causing the Additional Lender to become a Lender.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01 Additional Lender.

(a) Pursuant to Section 2.06(c) of the Credit Agreement, effective as of the Effective Date (used herein as defined below) [Insert name of Additional Lender] is hereby added as a Lender under the Credit Agreement with a Commitment of $[            ].

(b) Effective as of the Effective Date: the Additional Lender shall become a Lender for all purposes of the Credit Agreement and shall have all of the rights and obligations of a Lender thereunder. The addition of the Additional Lender’s Maximum Credit Amount hereby supplements Annex I to the Credit Agreement, such that after giving effect to the inclusion of the Maximum Credit Amount increase contemplated hereby, Annex I to the Credit Agreement is amended and restated to read as set forth on Schedule 2.06 attached hereto.

Section 1.03 Representations and Warranties; Agreements. The Additional Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender under the Credit Agreement, (iii) from and after the Effective Date (as defined herein), it shall be bound by the provisions of the Credit Agreement as a Lender

Exhibit G-2 -1

thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to acquire its Commitment, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 5.03(e) of the Credit Agreement has been duly completed and executed by the Additional Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.06(c) of the Credit Agreement).

Section 1.04 Effectiveness. This Agreement shall become effective as of [            ] (the “Effective Date”), subject to the Administrative Agent’s receipt of (a) counterparts of this Agreement duly executed on behalf the Additional Lender and the Borrower; and (b) an Administrative Questionnaire duly completed by the Additional Lender.

Section 1.05 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 1.06 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 1.07 Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 1.08 Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.01 of the Credit Agreement; provided, however, that all communications and notices hereunder to each Additional Lender shall be given to it at the address set forth in its Administrative Questionnaire.

Exhibit G-2 - 2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

WHITING OIL AND GAS CORPORATION

By:
Name:
Title:

WHITING PETROLEUM CORPORATION

By:
Name:
Title:

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

LENDER	[ ]

By:
Name:
Title:

Exhibit G-2 - 3

EXHIBIT H

FORM OF RESERVE REPORT CERTIFICATE

The undersigned officer executing this certificate on behalf of Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”) certifies that he/she is the [            ] of the Parent Guarantor, and that as such he/she is authorized to execute this certificate. Reference is made to that certain Seventh Amended and Restated Credit Agreement dated as of April 12, 2018 (together with all amendments, restatements, supplements or other modifications thereto being the “Credit Agreement”) among the Parent Guarantor, Whiting Oil and Gas Corporation, a Delaware corporation, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto. Capitalized definitional terms used but not defined herein shall have the meanings given them in the Credit Agreement and all section references herein refer to sections of the Credit Agreement. This certificate is being delivered pursuant to Section 8.11(c) of the Credit Agreement. The Parent Guarantor hereby certifies in all material respects that:

(a) The information contained in the [Initial]7 Reserve Report and any other information delivered in connection therewith is true and correct, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in the [Initial] Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Credit Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

(b) Except as set forth on Schedule [    ] hereto, the Credit Parties own good and defensible title to, or a valid contractual interest in, the Oil and Gas Properties evaluated in the Reserve Report delivered herewith and such Properties are free of all Liens except for Liens permitted by Section 9.03 of the Credit Agreement.

(c) Except as set forth on Schedule [    ] attached hereto, no Oil and Gas Properties have been sold since the date of the last Borrowing Base determination.

(d) Attached hereto as Exhibit A is a list of the Oil and Gas Properties of the Credit Parties evaluated in the Reserve Report delivered herewith that are Mortgaged Properties demonstrating the percentage of the total value of the Oil and Gas Properties that the value of the Mortgaged Properties represent in compliance with Section 8.13(a).]

[Signature Page to Follow]

[7]	Use bracketed language for certificate delivered at closing only.

Exhibit H - 1

EXECUTED AND DELIVERED this [    ] day of                     , 20[    ].

WHITING PETROLEUM CORPORATION

By:
Name:
Title:

Exhibit H- 2

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A

Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Seventh Amended and Restated Credit Agreement dated as of April 12, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, and (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (c) not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on the applicable IRS Form W-8. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                          , 20[    ]

Exhibit I-1 - 1

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A

Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Seventh Amended and Restated Credit Agreement dated as of April 12, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, and (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (c) not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on the applicable IRS Form W-8. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                          , 20[    ]

Exhibit I-2 - 1

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Either Treated As A

Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Seventh Amended and Restated Credit Agreement dated as of April 12, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such participation for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an applicable IRS Form W-8 or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8 from each of such member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                          , 20[    ]

Exhibit I-3 - 1

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Either Treated As A

Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Seventh Amended and Restated Credit Agreement dated as of April 12, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) for purposes other than U.S. federal income tax purposes, (iii) neither the undersigned nor any of its members is (or, in the event that the undersigned is a Disregarded Entity, neither the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned nor any of the members of such Person) is a bank within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an applicable IRS Form W-8 or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8 from each of such member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page to Follow]

Exhibit I-4 - 1

EXHIBIT I-4

[NAME OF LENDER]

By:
Name:
Title:

Date:                          , 20[    ]

Exhibit I-4 - 2

SCHEDULE 7.05

LITIGATION

None.

SCHEDULE 7.06

ENVIRONMENTAL MATTERS

None.

SCHEDULE 7.13

SUBSIDIARIES

Subsidiaries	Owner	Percent Owned	Type
Whiting Oil and Gas Corporation	Whiting Petroleum Corporation	100%	Restricted
Whiting Programs, Inc.	Whiting Oil and Gas Corporation	100%	Unrestricted
Sustainable Water Resources, LLC	Whiting Oil and Gas Corporation	100%	Unrestricted
Whiting US Holding Company	Whiting Petroleum Corporation	100%	Restricted
Whiting Canadian Holding Company ULC	Whiting US Holding Company	100%	Restricted
Whiting Resources Corporation	Whiting US Holding Company	81%	Restricted
	Whiting Canadian Holding Company ULC	19%

SCHEDULE 7.16

SWAP AGREEMENTS

market	strike	quantity rate	units	quantity frequency	start date	end date	mark to market	counterparty
Crude	$60.50	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(2,253,665)	J.P. Morgan
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	J.P. Morgan
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	J.P. Morgan
Crude	$60.75	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(2,178,923)	J.P. Morgan
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	J.P. Morgan
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	J.P. Morgan
Crude	$62.10	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(1,795,516)	Capital One
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	Capital One
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	Capital One
Crude	$62.25	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(1,755,259)	Wells Fargo
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	Wells Fargo
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	Wells Fargo
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	J.P. Morgan
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	J.P. Morgan
Crude	$55.95	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,775,168)	J.P. Morgan
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	J.P. Morgan
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	J.P. Morgan
Crude	$53.70	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(4,609,812)	J.P. Morgan
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	J.P. Morgan
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	J.P. Morgan
Crude	$54.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(4,496,083)	J.P. Morgan

Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	J.P. Morgan
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	J.P. Morgan
Crude	$55.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(4,122,088)	J.P. Morgan
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	Wells Fargo
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	Wells Fargo
Crude	$56.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,757,158)	Wells Fargo
Crude	$54.75	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(4,214,821)	Citigroup
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	Citigroup
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	Citigroup
Crude	$55.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(4,122,088)	Capital One
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	Capital One
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	Capital One
Crude	$55.20	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(4,048,310)	Capital One
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	Capital One
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	Capital One
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	Wells Fargo
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	Wells Fargo
Crude	$55.30	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(4,011,586)	Wells Fargo
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	Wells Fargo
Crude	$56.70	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,507,501)	Wells Fargo
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	Wells Fargo
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	CIBC
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	CIBC

Crude	$57.70	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,159,301)	CIBC
Crude	$57.50	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,228,092)	Citigroup
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	Citigroup
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	Citigroup
Crude	$57.55	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,210,847)	ING
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	ING
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	ING
Crude	$57.65	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,176,448)	ING
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	ING
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	ING
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	CIBC
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	CIBC
Crude	$57.75	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,142,182)	CIBC
Crude	$55.50	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,938,403)	Scotia
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	Scotia
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	Scotia
Crude	$55.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(4,122,088)	Scotia
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	Scotia
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	Scotia
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	Merrill Lynch
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	Merrill Lynch
Crude	$57.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,401,993)	Merrill Lynch
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	Merrill Lynch

Crude	$57.25	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,314,708)	Merrill Lynch
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	Merrill Lynch
Crude	$45.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$95,018	Capital One
Crude	$35.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(7,674)	Capital One
Crude	$58.04	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,043,443)	Capital One
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	Wells Fargo
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	Wells Fargo
Crude	$55.25	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(4,029,938)	Wells Fargo
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	J.P. Morgan
Crude	$57.05	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,384,495)	J.P. Morgan
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	J.P. Morgan
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	Key Bank
Crude	$58.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(3,057,000)	Key Bank
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	Key Bank
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	Key Bank
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	Key Bank
Crude	$61.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(2,105,293)	Key Bank
Crude	$40.00	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(33,579)	Key Bank
Crude	$62.25	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(1,755,259)	Key Bank
Crude	$50.00	50,000	bbl	month	1-Dec-18	31-Dec-18	$230,230	Key Bank
Crude	$—	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(817,725)	Citigroup
Crude	$—	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(817,725)	ING
Crude	$—	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(791,348)	J.P. Morgan

Crude	$—	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(756,182)	J.P. Morgan
Crude	$—	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(839,705)	Wells Fargo
Crude	$—	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(510,010)	CIBC
Crude	$—	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(488,030)	Scotia
Crude	$65.30	-50,000	bbl	month	1-Jun-19	30-Jun-19	$(935,753)	Capital One
Crude	$65.50	-50,000	bbl	month	1-Jun-19	30-Jun-19	$(916,360)	Capital One
Crude	$50.00	50,000	bbl	month	1-Jun-19	30-Jun-19	$662,831	Capital One
Crude	$50.00	50,000	bbl	month	1-Jun-19	30-Jun-19	$662,831	Capital One
Crude	$65.20	-50,000	bbl	month	1-Jun-19	30-Jun-19	$(945,554)	Scotia
Crude	$50.00	50,000	bbl	month	1-Jun-19	30-Jun-19	$662,831	Scotia
Crude	$—	-50,000	bbl	month	1-Dec-18	31-Dec-18	$(334,170)	Citigroup
Crude	$50.00	50,000	bbl	month	1-Jun-19	30-Jun-19	$662,831	J.P. Morgan
Crude	$66.70	-50,000	bbl	month	1-Jun-19	30-Jun-19	$(806,790)	J.P. Morgan
Crude	$66.80	-50,000	bbl	month	1-Jun-19	30-Jun-19	$(798,275)	J.P. Morgan

SCHEDULE 9.02

EXISTING DEBT

Capital lease obligation in which Whiting Oil and Gas Company pays a fixed monthly fee of $265,000.00 for the use of an 8” NGL pipeline and associated equipment connecting its gas processing plant to an interconnect with the Overland Pass Pipeline. The term of the lease is 10 years beginning on October 2, 2015, and the remaining balance sheet liability as of 3/31/18 is $12,635,071.

SCHEDULE 9.03

EXISTING LIENS

Whiting Petroleum Corporation

FILE DATE	FILE #	TYPE OF FILING	SECURED PARTY/ASSIGNEE
05/27/2003	31677510	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT CHICAGO, IL

11/21/2003	33144758	Amendment

11/08/2004	43168236	Amendment

11/09/2004	43232800	Amendment

10/07/2005	53200806	Amendment

10/27/2005	53388353	Amendment

12/06/2007	74601786	Continuation

02/06/2008	80442937	Amendment

01/08/2013	30084369	Continuation

07/28/2016	64564140	Amendment

12/12/2017	78219190	Continuation

06/03/2009	91747820	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT HOUSTON, TX

10/20/2010	03677261	Amendment

11/05/2010	03888496	Amendment

12/18/2013	35004982	Continuation

12/08/2014	44944401	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT HOUSTON, TX

12/12/2014	45043641	Amendment

Whiting Oil and Gas Corporation

FILE DATE	FILE #	TYPE OF FILING	SECURED PARTY/ASSIGNEE
05/27/2003	31677510	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT CHICAGO, IL

11/21/2003	33144758	Amendment

11/08/2004	43168236	Amendment

11/09/2004	43232800	Amendment

10/07/2005	53200806	Amendment

10/07/2005	53388353	Amendment

12/06/2007	74601786	Continuation

02/06/2008	80442937	Amendment

01/08/2013 07/28/2016 12/12/2017	30084369 64564140 78219190	Continuation Amendment Continuation

07/23/2004	42215608	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT CHICAGO, IL

02/17/2009	90502846	Continuation

03/09/2009	90722626	Amendment

06/03/2009	91747838	Amendment

06/03/2009	91761755	Amendment

10/20/2010	03677253	Amendment

11/05/2010	03888728	Amendment

05/16/2012	21880535	Amendment

01/28/2013	30351974	Amendment

02/11/2014	40539239	Continuation

05/02/2014	41736271	Amendment

10/26/2010	03742131	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT HOUSTON, TX

05/11/2015	51996395	Continuation

01/31/2014	40422147	Financing Statement	WAGNER EQUIPMENT AURORA, CO

09/24/2014	43823143	Financing Statement	WAGNER EQUIPMENT AURORA, CO

FILE DATE	FILE #	TYPE OF FILING	SECURED PARTY/ASSIGNEE
11/12/2014	44562716	Financing Statement	WAGNER EQUIPMENT AURORA, CO

12/08/2014	44944336	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT HOUSTON, TX

12/10/2014	45001359	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT HOUSTON, TX

07/28/2016	64563993	Amendment

03/27/2015	51293785	Financing Statement	CNH INDUSTRIAL CAPITAL AMERICA LLC New Holland, PA

07/24/2015	53208559	Financing Statement	GELCO FLEET TRUST
			EDEN PRAIRIE, MN

10/16/2015	54736731	Financing Statement	GELCO FLEET TRUST
			EDEN PRAIRIE, MN

05/10/2016	62795126	Financing Statement	ZAVANNA, LLC
			DENVER, CO

05/10/2016	62801197	Financing Statement	ZAVANNA, LLC
			DENVER, CO

05/10/2016	62801379	Financing Statement	ZAVANNA, LLC
			DENVER, CO

07/25/2016	64475958	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT CHICAGO, IL

Whiting US Holding Company

FILE DATE	FILE #	TYPE OF FILING	SECURED PARTY/ASSIGNEE
12/08/2014	44944435	Financing Statement	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT HOUSTON, TX
12/12/2014	45043724	Amendment

Whiting Resources Corporation

FILE DATE	FILE #	TYPE OF FILING	SECURED PARTY/ASSIGNEE
12/08/2014	42112928	Financing Statement	JPMORGAN CHASE BANK, N.A., AS
			ADMINISTRATIVE AGENT
			HOUSTON, TX

12/12/2014	42114533	Amendment

12/09/2014	42113329	Financing Statement	JPMORGAN CHASE BANK, N.A., AS
			ADMINISTRATIVE AGENT
			HOUSTON, TX

12/09/2014	42113524	Amendment

12/09/2014	42113535	Amendment

12/12/2014	42114545	Amendment

10/16/2015	52095054	Financing Statement	ZAVANNA, LLC
			DENVER, CO

10/23/2015	52097366	Financing Statement	ZAVANNA, LLC
			DENVER, CO

10/27/2015	52098473	Financing Statement	ZAVANNA, LLC
			DENVER, CO

10/27/2015	52098486	Financing Statement	ZAVANNA, LLC
			DENVER, CO

08/17/2016	62075032	Amendment

05/09/2016	62042084	Financing Statement	ZAVANNA, LLC
			DENVER, CO

07/22/2016	62066574	Financing Statement	JPMORGAN CHASE BANK, N.A., AS
			ADMINISTRATIVE AGENT
			CHICAGO, IL

07/22/2016	62066793	Financing Statement	JPMORGAN CHASE BANK, N.A., AS
			ADMINISTRATIVE AGENT
			CHICAGO, IL

07/25/2016	62066997	Amendment

SCHEDULE 9.05

EXISTING INVESTMENTS

Whiting Oil and Gas Corporation owns 16.67% of the equity interests of Sakakawea Area Spill Response LLC, a Delaware limited liability company.

Whiting Oil and Gas Corporation owns 20.053% of the equity interests of Raven Ridge Pipeline Company, a Colorado partnership.

Whiting Oil and Gas Corporation owns 100% of the equity interests of Sustainable Water Resources, LLC, a Delaware limited liability company.

SCHEDULE 9.14

BURDENSOME AGREEMENTS

None.